Exhibit 10.1

Execution Copy

AGREEMENT
DATED AS OF APRIL 27, 2016
BY AND AMONG
FEDERATED INVESTMENT MANAGEMENT COMPANY,
PASSPORT RESEARCH LTD.,
THE JONES FINANCIAL COMPANIES, L.L.L.P.,
EDWARD D. JONES & CO. L.P.,
AND
PASSPORT HOLDINGS LLC

Exhibit 10.1

Execution Copy

Table of Contents
1.Definitions         2
2.The Transactions.    10
2.1General.    10
2.2The TFMMF Transition.    10
2.3Post-Transition TFMMF Reorganization/Liquidation    10
2.4The Passport Transfer.    11
2.5EJMMF Adoption.    12
2.6Efforts to Consummate Transactions    12
3.Payments; Fees; Expenses    13
3.1Consideration    13
3.2Pre-Closing Distribution    13
3.3Sub-Advisory/Administration Fee    14
3.4Early Termination of, or Adjustment of Allocable Share under,
    New Sub-Advisory Agreement    15
3.5Expenses.    16
4.Confidentiality.    18
4.1Disclosure of Confidential Information.    18
4.2Treatment of Confidential Information.    19
4.3Customer Information.    19
4.4Compelled Disclosures    20
4.5Return of Confidential Information    20
4.6Non-Solicitation of Employees    20
4.7Non-Exclusive Equitable Remedy.    21
5.The Closing; Termination.    21
5.1Closing.    21
6.Representations and Warranties.    22
6.1Mutual Representations and Warranties    22
6.2Representations and Warranties of Federated    23
6.3Representations and Warranties of Jones and Buyer    26
6.4Disclaimers        27
6.5No Other Representations and Warranties    28
7.Covenants        29

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Exhibit 10.1

Execution Copy

7.1Mutual Covenants    29
7.2Taxes.            31
7.3Covenants of Federated.    31
7.4Covenants of Buyer and Jones.    32
8.Conditions Precedent to Obligations    32
8.1Conditions Precedent for all Transactions    32
8.2Conditions Precedent for the TFMMF Transition    34
8.3Conditions Precedent for the Passport Transfer    35
8.4Conditions Precedent for the EJMMF Adoption    37
9.Liability and Indemnification    37
9.1Liability.        37
9.2Indemnification.    38
9.3Limitations.        40
10.Miscellaneous Provisions.    41
10.1Notices    41
10.2Entire Agreement     42
10.3Amendment; Waiver.    43
10.4Severability    43
10.5Binding Effect.    43
10.6Assignment    43
10.7Representation By Counsel; Interpretation    43
10.8Applicable Law; Venue    44
10.9Multiple Counterparts    45
10.10    Waiver of Jury Trial    45
10.11    Further Assurances    45
10.12    Third Parties    45
10.13    Announcements; Publicity    45

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Exhibit 10.1

Execution Copy

Exhibits
Exhibit A        Form of New Advisory Agreement
Exhibit B-1        Form of New Custodian Agreement
Exhibit B-2        Form of New Administration (Fund Accounting) Agreement
Exhibit C        Form of New Distribution Agreement
Exhibit D        Form of New 12b-1 Plan
Exhibit E        Form of New 18f-3 Plan
Exhibit F        Form of New Sub-Advisory Agreement
Exhibit G        Form of New Shareholder Services Plan
Exhibit H        Form of New Shareholder Services Agreement
Exhibit I        Form of New Transfer Agent Agreement
Exhibit J        Form of Assignment and Cross Receipt
Exhibit K        Form of Assignment and Substitution Agreement and Consent
Schedules
Schedule 1.58        Passport Records
Schedule 6.1(d)    Litigation and Other Proceedings
Schedule 6.1(g)    Required Notices, Consents and Approvals
Schedule 6.1(h)    Affiliated Transactions
Schedule 6.2(j)    Passport Known Liabilities
Schedule 6.2(l)    Relevant Passport Contracts

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Exhibit 10.1

Execution Copy

AGREEMENT
This AGREEMENT (as amended, modified, supplemented or restated from time to time, the “Agreement”) is made as of this 27th day of April, 2016, by and among Federated Investment Management Company (“Federated”), Passport Research Ltd. (“Passport”), The Jones Financial Companies, L.L.L.P. (“Jones Financial”), for itself and for and on behalf of Edward D. Jones & Co., L.P. (“EDJones” and, together with The Jones Financial Companies, L.L.L.P., “Jones”), and Passport Holdings LLC (“Buyer”) (each of Federated, Passport, EDJones, Jones and Buyer being a “Party” and, collectively, as applicable, the “Parties”).
RECITALS
WHEREAS, Federated is the sole general partner of Passport and EDJones is the sole limited partner of Passport;
WHEREAS, Passport is an investment adviser registered with the SEC (as defined below), and serves as the investment adviser to two money market mutual funds registered under the 1940 Act (as defined below), the Edward Jones Money Market Fund (“EJMMF”), a Massachusetts business trust, and the Tax-Fee Money Market Fund (“TFMMF”), a series of the Money Market Obligations Trust (“MMOT”), a Massachusetts business trust;
WHEREAS, the Parties desire that Passport will be restructured by Federated transferring its general partnership interest in Passport to Buyer, such that Buyer shall become the sole general partner of Passport and EDJones will assign its interest as limited partner to Jones Financial so that Jones Financial shall be the sole limited partner of Passport (the “Passport Transfer”);
WHEREAS, prior to the Passport Transfer, EDJones desires that shareholder accounts in TFMMF for which EDJones, or an Affiliate, are broker/intermediary of record (collectively, as applicable, “Jones TFMMF Shareholders”), and related redemption proceeds, will be transitioned to the EJMMF in stages through a series of redemption and reinvestment transactions (the “TFMMF Transition”);
WHEREAS, after the TFMMF Transition and prior to the Passport Transfer, Federated and Passport (pre-Closing) desire to seek to cause TFMMF to either (a) be reorganized with and into Federated Municipal Obligations Fund (“MOF”), another series of MMOT, or (b) liquidated and, to the extent possible, remaining shareholder accounts given the opportunity to transition to MOF or another money market fund advised by Federated or its Affiliates (the “Post-Transition TFMMF Reorganization/Liquidation”);
WHEREAS, prior to the Passport Transfer (a) the Board of Trustees of the EJMMF (the “EJMMF Board”) will be asked to approve the EJMMF Board Approval Items (as defined below) and recommend certain of them as EJMMF Shareholder Approval Items (as defined below) for approval by the shareholders of the EJMMF, and (b) the shareholders of the EJMMF will be asked to approve the EJMMF Shareholder Approval Items (as defined below) at a duly convened special meeting of the shareholders of the EJMMF (the “EJMMF Shareholder Meeting”);

Exhibit 10.1

Execution Copy

WHEREAS, the Passport Transfer will constitute a change of control and automatically terminate the investment advisory agreement between the EJMMF and Passport; and
WHEREAS, immediately after the Passport Transfer, as approved by shareholders of the EJMMF at the EJMMF Shareholder Meeting, (a) the existing members of the EJMMF Board will resign and be replaced by a new Board of Trustees, (b) Passport will be the investment adviser of the EJMMF pursuant to the New Advisory Agreement (as defined below), (c) Federated will be the investment sub-adviser, and Federated (through its Affiliate, Federated Administrative Services) will provide certain administrative services, to the EJMMF pursuant to the New Sub-Advisory Agreement (as defined below), and (d) the other changes contemplated by the EJMMF Board Approval Items and EJMMF Shareholder Approval Items (as defined below) will become effective (the “EJMMF Adoption”).
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Exhibit 10.1

Execution Copy

1.Definitions. Unless otherwise indicated, terms used in this Agreement shall have the following meanings:
1.1    “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, as amended.
1.2    “Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder, as amended.
1.3    “Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person, including a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary. For purposes of this definition, “Control” (and “controlled by” and “under common control with”) means (a) owning, directly or indirectly, 50% of the voting securities of a Person or (b) otherwise having the power, directly or indirectly, to exercise a controlling influence over, or to direct or cause the direction of, a Person’s management or policies through owning voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. For purposes of this Agreement and the Ancillary Closing Documents, Jones and Buyer, and their respective Affiliates, shall not be considered “Affiliates” of Federated or Passport (pre-Closing), and Federated and Passport (pre-Closing), and their respective Affiliates, shall not be considered “Affiliates” or Jones or Buyer, by virtue of EDJones’ and Federated’s Respective Ownership Interests in Passport (pre-Closing).
1.4    “Affiliated Person” means, with respect to any Person, an “affiliated person” of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.
1.5    “Agreement” has the meaning set forth in the preamble.
1.6    “Allocable Share Reduction” has the meaning set forth in Section 3.4(b).
1.7    “Ancillary Closing Documents” means each consent, amendment to agreement, certificate, instrument or other ancillary document expressly required by this Agreement, or as the Parties may agree is necessary or appropriate, in connection with the Transactions, other than the Post-Closing EJMMF-Related Documents.
1.8    “Business Day” means any day other than Saturday, Sunday or any day on which the New York Stock Exchange is closed.
1.9    “Buyer” has the meaning set forth in the preamble.
1.10    “Closing” has the meaning set forth in Section 5.1.
1.11    “Closing Date” has the meaning set forth in Section 5.1.
1.12    “Code” means Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as amended.

Exhibit 10.1

Execution Copy

1.13    “Confidential Information” means (i) all trade secrets, proprietary information, and material of the Disclosing Party (defined below), including (a) source and object code, prices, trade secrets, mask works, databases, hardware, software, designs and techniques, programs, engine protocols, models, displays and manuals, and the selection, coordination, and arrangement of the contents of such materials, and (b) any unpublished information concerning research activities and plans, customers, marketing or sales plans, sales forecasts or results of marketing efforts, pricing or pricing strategies, costs, operational techniques, strategic plans, and unpublished financial information, including information concerning revenues, profits and profit margins; (ii) customer information; (iii) any other information that is specifically identified or marked as “confidential” or “proprietary”; and (iv) any notification delivered pursuant to Section 10.1 and the contents thereof.
Confidential Information shall not include any information or material, or any element thereof, whether or not such information or material is otherwise Confidential Information for the purposes of this Agreement, to the extent any such information or material, or any element thereof: (i) has previously become or is generally known to the public, unless it has become generally known through a breach of this Agreement or another confidentiality or non-disclosure agreement (to the extent the Recipient knew or reasonably should have known of such other confidentiality or non-disclosure agreement when the information becomes known to the public); (ii) was already rightfully known to the Receiving Party prior to being disclosed by or obtained from the Disclosing Party, as evidenced by written records of or by proof of actual use by the Receiving Party; (iii) has been or is rightfully received by the Receiving Party from a third Person (other than the Disclosing Party) without restriction or disclosure and without breach of a duty of confidentiality (that was known to the Receiving Party at the time received) to the Disclosing Party; or (iv) has been independently developed by the Receiving Party irrespective of access to Confidential Information of the Disclosing Party. It shall be presumed that any Confidential Information in a Receiving Party’s possession is not within exceptions (ii), (iii) or (iv) above, and the burden shall be upon the Receiving Party to prove otherwise.
1.14    “Consequential Damages” has the meaning set forth in Section 9.3(d).
1.15    “Disclosing Party” has the meaning set forth in Section 4.1.
1.16    “EDJones” has the meaning set forth in the preamble.
1.17    “EJMMF” has the meaning set forth in the recitals.
1.18    “EJMMF Adoption” has the meaning set forth in the recitals.
1.19    “EJMMF Board” has the meaning set forth in the recitals, with each member of such EJMMF Board being an “EJMMF Trustee”.
1.20    “EJMMF Board Approval Items” has the meaning set forth in Section 2.5(a).
1.21    “EJMMF Proxy” has the meaning set forth in Section 2.5(c).

Exhibit 10.1

Execution Copy

1.22    “EJMMF Shareholder Approval Items” has the meaning set forth in Section 2.5(b).
1.23    “EJMMF Shareholder Meeting” has the meaning set forth in the recitals.
1.24    “Federated” has the meaning set forth in the preamble.
1.25    “Federated Indemnification Cap” has the meaning set forth in Section 9.3(a)(i).
1.26    “GAAP” means U.S. generally accepted accounting principles, consistently applied.
1.27    “Good Standing” has the meaning set forth in Section 3.4(d).
1.28    “Governing Documents” means (a) with respect to any corporation, its articles or certificate of incorporation, by-laws and other organizational documents, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, limited partnership agreement, or other organizational documents, as amended, (c) with respect to any business trust, its declaration of trust, trust agreement and other organizational documents, as amended, and (d) with respect to any other Person, its comparable governing agreements and other organizational documents, as amended.
1.29    “Governmental Body” means any domestic or foreign, federal, state, territorial, county or municipal, or other local government or multi-national body, any subdivision, agency, commission or authority thereof, any court, or any quasi-governmental or private body exercising any judicial, regulatory or taxing authority thereunder.
1.30    “Guaranteed Amount” has the meaning set forth in Section 3.4(b).
1.31    “Indemnification Deductible” has the meaning set forth in Section 9.3(c).
1.32    “Indemnified Parties” has the meaning set forth in Section 9.2(a).
1.33    “Involuntary Reduction” has the meaning set forth in Section 3.4(b).
1.34    “Jones” has the meaning set forth in the preamble.
1.35    “Jones Financial” has the meaning set forth in the preamble.
1.36    “Jones Indemnification Cap” has the meaning set forth in Section 9.3(a)(ii).
1.37    “Jones TFMMF Shareholders” has the meaning set forth in the recitals.
1.38    “Liabilities” means liability of any kind, including any claim, debt, loss, cost, expense, duty, charge, commitment, assessment, obligation or other liability of any kind whatsoever, whether or not accrued or fixed, known or unknown, assessed or assessable, absolute or contingent, determined or determinable, or when due or to become due, or otherwise.

Exhibit 10.1

Execution Copy

1.39    “Losses” means any and all claims, demands, obligations, losses, taxes, fines, penalties, costs, expenses, royalties, litigation, deficiencies, damages or other Liabilities (whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any respective rights under this Agreement or any Ancillary Closing Document.
1.40     “Material Adverse Change” means:
(a)    with respect to EDJones, Jones, Buyer or, from and after the Closing, Passport or the EJMMF, subject to clause (c) below, (i) any event, occurrence, fact, circumstance, condition, change or effect (or series of events, occurrences, facts, conditions, changes or effects arising from the same cause) that is (are) materially adverse to EDJones, Jones, Buyer or, from and after the Closing, Passport or the EJMMF, or to the financial condition, business or results of operations of any of them, either individually or taken as a whole, or (ii) any event, occurrence, fact, circumstance, condition, change or effect (or series of events, occurrences, facts, conditions, changes or effects arising from the same cause) affecting EDJones, Jones, Buyer or, from and after the Closing, Passport or the EJMMF which does or would reasonably be expected to prevent or materially delay the consummation of the Transactions or does or would reasonably be expected to materially and adversely affect the ability of EDJones, Jones, Buyer or, from and after the Closing, Passport or the EJMMF, to perform any of their respective obligations under this Agreement or any Ancillary Closing Document;
(b)    with respect to Federated and, prior to the Closing, Passport and the EJMMF and TFMMF, subject to clause (c) below, (i) any event, occurrence, fact, circumstance, condition, change or effect (or series of events, occurrences, facts, conditions, changes or effects arising from the same cause) that is (are) materially adverse to Federated or, prior to the Closing, Passport or the EJMMF or TFMMF, or to the financial condition, business or results of operations of any of them, either individually or taken as a whole, or (ii) any event, occurrence, fact, circumstance, condition, change or effect (or series of events, occurrences, facts, conditions, changes or effects arising from the same cause) affecting Federated or, prior to the Closing, Passport or the EJMMF or TFMMF which does or would reasonably be expected to prevent or materially delay the consummation of the Transactions or does or would reasonably be expected to materially and adversely affect the ability of Federated or, prior to the Closing, Passport or the EJMMF or TFMMF, to perform any of their respective obligations under this Agreement or any Ancillary Closing Document;
(c)    Notwithstanding clauses (a) and (b) above, none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Change:
(i)    any adverse change, event, development, or effect arising from or relating to (1) changes or conditions affecting the investment advisory and asset management industries generally, so long as such condition does not have a materially disproportionate effect on the relevant Party or the EJMMF or the TFMMF, as applicable, relative to other businesses in the investment advisory and asset management industries or other money market

Exhibit 10.1

Execution Copy

mutual funds registered under the 1940 Act, as applicable; (2) any changes in applicable law, rule or regulation or GAAP; or (3) the execution of, the taking of any actions required to be taken under, or contemplated by, this Agreement or any Ancillary Closing Document, or the taking of any action at the request or direction of, or consented to by, the other Parties, including the public disclosure of a Party’s intention to enter into, or entering into, this Agreement or the consummation of the Transactions;
(ii)    any event, occurrence, or circumstance existing as of the date of this Agreement specifically concerning the relevant Party or the EJMMF or the TFMMF, as applicable, of which the other Parties have actual knowledge as of the date hereof through due diligence or the negotiation of this Agreement or otherwise or that is disclosed on any Schedule to this Agreement by a Party; and
(iii)    any adverse change in or effect on the relevant Party or the EJMMF or the TFMMF, as applicable, that is cured (if capable of being cured) to Federated’s or Jones’ (as applicable) reasonable satisfaction before the earlier of (1) the Closing Date (or, as applicable, any other date on which a Transaction is consummated) and (2) the date on which the Agreement is terminated pursuant to its terms.
1.41    “MMOT” has the meaning set forth in the recitals.
1.42    “MOF” has the meaning set forth in the recitals.
1.43    “NAV” has the meaning set forth in 3.5(b)(iii).
1.44    “NAV Stability Condition” means, with respect to either the TFMMF or EJMMF, that, as of the time of determination, the NAV of such fund shall not have fallen below $1.00 per share by more than $0.005 (i.e., such fund shall not have “broken the buck”) and no redeeming shareholder of such fund shall have received less than $1.00 in value per share upon redeeming.
1.45    “New Advisory Agreement” means a new Investment Management and Administration Agreement by and between Passport and the EJMMF in substantially the form attached hereto as Exhibit A (with such changes as may be mutually agreed upon by the Parties).
1.46    “New Custodian Agreement and New Administration (Fund Accounting) Agreement” means: (a) an agreement by and between the EJMMF and State Street Bank and Trust Company pursuant to which such Person shall serve as the custodian of the assets of the EJMMF post-Closing substantially in the form attached hereto as Exhibit B-1 (with such changes as may be mutually agreed upon by the Parties), and (b) an agreement by and between the EJMMF and State Street Bank and Trust Company pursuant to which such Person shall provide certain administrative (including fund accounting) services to the EJMMF post-Closing substantially in the form attached hereto as Exhibit B-2 (with such changes as may be mutually agreed upon by the Parties).

Exhibit 10.1

Execution Copy

1.47    “New Distribution Agreement” means an agreement by and between EJMMF and EDJones pursuant to which such Person shall serve as distributor and/or principal underwriter of the shares of the EJMMF substantially in the form attached hereto as Exhibit C (with such changes as may be mutually agreed upon by the Parties).
1.48    “New EJMMF Trustees” means one or more individuals recommended by Jones (i) each of whom is legally eligible to serve as a trustee of the EJMMF under applicable law, rule or regulation, including the 1940 Act, and (ii) all but one of whom would not be an “interested person” of the EJMMF within the meaning of Section 2(a)(19) of the 1940 Act.
1.49    “New Multi-Manager Exemption” means an application for an exemptive order from the SEC in order to permit the entry into an amendment of investment sub-advisory agreements without the need for shareholder approval as otherwise required under Section 15 of the 1940 Act.
1.50    “New Rule 12b-1 Plan” means a plan adopted pursuant to Rule 12b-1 under the 1940 Act pursuant to which the EJMMF may compensate third parties for providing distribution and shareholder services substantially in the form attached hereto as Exhibit D (with such changes as may be mutually agreed upon by the Parties).
1.51    “New Rule 18f-3 Plan” means a multi-class plan adopted (or amended) pursuant to Rule 18f-3 under the 1940 Act providing for distribution and service characteristics of shares of the EJMMF substantially in the form attached hereto as Exhibit E (with such changes as may be mutually agreed upon by the Parties).
1.52    “New Shareholder Services Plan and New Shareholder Services Agreement” means: (a) a plan, which may or may not be adopted under Rule 12b-1 under the 1940 Act, providing for a fee payable by the EJMMF to Jones (or a wholly-owned subsidiary of Jones) for provision of shareholder/administrative services in connection with the EJMMF, including, as applicable, with respect to the use of the EJMMF as a sweep investment vehicle with respect to customer accounts maintained at Jones or its Affiliates, substantially in the form attached hereto as Exhibit G (with such changes as may be mutually agreed upon by the Parties), and (b) the agreement, which may or may not be adopted under Rule 12b-1 under the 1940 Act, providing for a fee payable by the EJMMF to Jones (or a wholly-owned subsidiary of Jones) for the provision of shareholder services in connection with the EJMMF substantially in the form attached hereto as Exhibit H (with such changes as may be mutually agreed upon by the Parties).
1.53    “New Sub-Advisory Agreement” means a new Sub-Advisory and Sub-Administration Agreement by and between Passport and Federated providing for Federated to provide investment sub-advisory services, and Federated (or its Affiliate, Federated Administrative Services) to provide sub-administration services, solely with respect to the EJMMF, subject to the general supervision of Passport, substantially in the form attached hereto as Exhibit F (with such changes as may be mutually agreed upon by the Parties).
1.54    “New Transfer Agent Agreement” means a new Transfer Agent Agreement by and between the EJMMF and EDJones substantially in the form attached hereto as Exhibit I (with such changes as may be mutually agreed upon by the Parties) .

Exhibit 10.1

Execution Copy

1.55    “Non-Definitive Agreement Related Post-Closing Liabilities” means any Post-Closing Liability of Passport (post-Closing), Jones or Buyer, or of any of their respective Indemnified Parties (including of Jones or Buyer as partners of Passport (post-Closing)) other than Liabilities for which indemnification by Jones and Buyer is contemplated under Section 9.2(a).
1.56    “Party” or “Parties” has the meaning set forth in the preamble.
1.57    “Passport” has the meaning set forth in the preamble.
1.58    “Passport Records” means those books and records of Passport identified on Schedule 1.58 that consist solely of information regarding Passport or its business of providing investment advisory services to the EJMMF and that Federated and Buyer agree will be transferred to Buyer in connection with the Passport Transfer.
1.59    “Passport Transfer” has the meaning set forth in the recitals.
1.60    “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or any other entity, whether acting in an individual, fiduciary or other capacity.
1.61    “post-Closing”, when used in reference to any Person, or any act or action taken or not taken, or to be taken or not to be taken, as the case may be, refers to such Person as existing and owned, or such act or action taken or not taken, or to be taken or not to be taken, from and after the Closing.
1.62    “Post-Closing EJMMF-Related Document” means any agreement relating to the performance of services to the EJMMF post-Closing, including the New Advisory Agreement, the New Sub-Advisory Agreement, the New Distribution Agreement, the New Transfer Agent Agreement and the New Custodian Agreement and New Administration (Fund Accounting) Agreement.
1.63    “Post-Closing Liabilities” has the meaning set forth in Section 9.1(c).
1.64    “Post-Transition TFMMF Reorganization/Liquidation” has the meaning set forth in the recitals.
1.65    “pre-Closing”, when used in reference to any Person, or any act or action taken or not taken, or to be taken or not to be taken, as the case may be, refers to such Person as existing and owned, or such act or action taken or not taken, or to be taken or not to be taken, prior to the Closing.
1.66    “Pre-Closing Distribution” has the meaning set forth in Section 3.2(b).
1.67    “Pre-Closing Liabilities” has the meaning set forth in Section 9.1(b)
1.68    “Pre-Existing Required Contribution” has the meaning set forth in Section 3.5(b)(iii).

Exhibit 10.1

Execution Copy

1.69    “Proceeding” has the meaning set forth in Section 6.1(d).
1.70    “Realized Losses” has the meaning set forth in Section 3.5(d).
1.71    “Receiving Party” has the meaning set forth in Section 4.1.
1.72    “Regulated Investment Company” is defined under Subchapter M of the Code.
1.73    “Respective Ownership Interests” has the meaning set forth in Section 3.2(b).
1.74    “SEC” means the U.S. Securities and Exchange Commission and any successor thereto.
1.75    “Tax(es)” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, custom, duty, stamp, occupation, premium, profits, windfall profits, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, general service, alternative or add-on minimum, estimated or other tax, or similar fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any Governmental Body.
1.76    “Tax Return” means any return, declaration, report, claim for refund, or information return or statement filed with any Governmental Body, domestic, foreign, or otherwise, relating to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof.
1.77    “Termination” has the meaning set forth in Section 3.4(b).
1.78    “TFMMF” has the meaning set forth in the recitals.
1.79    “TFMMF Transition” has the meaning set forth in the recitals.
1.80    “Transactions” means, as applicable, the TFMMF Transition, the Post-Transition TFMMF Reorganization/Liquidation, the Passport Transfer and the EJMMF Adoption.
1.81    “Unitary Fee” has the meaning set forth in Section 3.3.
2.    The Transactions.
2.1    General. The Parties agree that the Transactions shall be consummated in the following order in accordance with the terms and conditions of this Agreement: (a) the TFMMF Transition; (b) the Post-Transition TFMMF Reorganization/Liquidation; (c) the Passport Transfer; and (d) the EJMMF Adoption (immediately following the Passport Transfer). For the avoidance of doubt, notwithstanding any other provision of this Agreement or any Ancillary Closing Document, while the Parties intend to utilize commercially reasonable efforts to effect the Transactions in a timely manner in accordance with the terms and conditions of this Agreement, (i) the Transactions shall be subject to the fiduciary duties to the TFMMF, the EJMMF and their respective shareholders,

Exhibit 10.1

Execution Copy

and the legitimate business interests, of Passport (pre-Closing) and Federated, and the fiduciary duties to the TFMMF, the EJMMF and their respective shareholders of the TFMMF’s and the EJMMF’s Board of Trustees (pre-Closing), including with respect to the timing and manner of effecting such Transactions; and (ii) except to the extent contemplated in Section 3 (with respect to expenses), unless Passport (pre-Closing), Federated, or their respective Affiliates specifically agree otherwise, nothing shall require Passport (pre-Closing), Federated nor any of their respective Affiliates (without their prior agreement) to make any contributions, or otherwise make any payment, waiver, reimbursement or concession, in connection with effecting such Transactions. For example, and without limiting the foregoing, if a credit event occurs with respect to one or more portfolio securities in the middle of the TFMMF Transition, or if a significant loss to the TFMMF would be realized in connection with selling a portfolio security in connection with the TFMMF Transition, Passport (pre-Closing), Federated, or the Board of Trustees of the TFMMF, may determine to: (1) delay or stop the TFMMF Transition to protect their respective interests or shareholder interests or, unless Passport (pre-Closing) or Federated otherwise specifically agree at such time; (2) not make a capital contribution to the TFMMF or the EJMMF; provided that any such determination shall not affect the right of any Person to redeem shares of the TFMMF or the EJMMF in a manner that contravenes the 1940 Act.
2.2    The TFMMF Transition. Jones shall use commercially reasonable efforts to cause the Jones TFMMF Shareholders’ accounts in TFMMF to redeem all shares of TFMMF held by such Jones TFMMF Shareholders and to reinvest all redemption proceeds in the EJMMF in stages through a coordinated series of redemption and reinvestment transactions, subject to the right of any shareholder to object to such redemption and reinvestment or to direct reinvestment into another available investment. Notwithstanding the prior provisions of this Section 2.2, Jones may cause redemption proceeds to be reinvested in an investment other than EJMMF to the extent that Jones reasonably and in good faith determines that an investment in EJMMF would not be in the best interests of or otherwise suitable for any Jones TFMMF Shareholder. Jones shall use commercially reasonable efforts to effect the transfers and to take such other actions, as required in connection with the consummation of the TFMMF Transition before October 14, 2016. Federated shall use commercially reasonable efforts to provide information, and to take such other actions, as reasonably requested by Jones in connection with the consummation of the TFMMF Transition.
2.3    Post-Transition TFMMF Reorganization/Liquidation. Promptly after the consummation of the TFMMF Transition, Federated and Passport (pre-Closing) shall use commercially reasonable efforts to cause the Post-Transition TFMMF Reorganization/Liquidation to be consummated prior to the consummation of the Passport Transfer. The Post-Transition TFMMF Reorganization/Liquidation may, in Federated’s and Passport’s (pre-Closing) sole discretion, be structured as either: (a) a liquidation of the TFMMF, with remaining shareholder accounts (to the extent possible) being given the opportunity to transition to MOF or another money market fund advised by Federated or its Affiliates; or (b) a tax-free reorganization under Section 368(a) of the Code or a taxable reorganization, which would be accomplished by TFMMF transferring all or substantially all of its assets and stated Liabilities to MOF in exchange for shares of MOF, which shall then be distributed to the shareholders of TFMMF in complete liquidation and termination of the TFMMF. Federated shall endeavor to consummate the Post-Transition TFMMF Reorganization/Liquidation on or before December 16, 2016 (or such later date as may be mutually

Exhibit 10.1

Execution Copy

agreed upon by the Parties). Federated shall use commercially reasonable efforts to amend the Declaration of Trust of MMOT, and to make any other necessary filings or to take any other necessary actions, to terminate the existence of the TFMMF promptly after the consummation of the Post-Transition TFMMF Reorganization/Liquidation.
2.4    The Passport Transfer.
(a)    Federated shall sell, transfer, convey and deliver its general partnership interest in Passport, and the Passport Records, to Buyer by executing and delivering at Closing the Assignment and Cross Receipt relating to the general partnership interest in Passport substantially in the form attached hereto as Exhibit J (with such changes as may be mutually agreed upon by the Parties). Buyer shall accept such general partnership interest in Passport, and the Passport Records, by executing and delivering at Closing such Assignment and Cross Receipt. To the extent not previously delivered to Jones or Buyer, any Passport Records that the Parties agree are to be transferred will be delivered by Federated to Passport (post-Closing) or Buyer within sixty (60) calendar days after the Closing Date.
The Parties agree that they shall reasonably cooperate for a period of five (5) years after the Closing Date to promptly provide reasonable access to the other Parties to (and, as necessary to respond to regulatory requests or legal process, copies of (at the requesting Party’s expense)) any books and records of or relating to Passport, or the EJMMF or the TFMMF, that remain in such Parties’ possession or control post-Closing (and that have not been destroyed in accordance with the possessing/controlling Party’s document retention policies as in effect from time to time consistent with applicable law). For the avoidance of doubt, Federated shall provide Buyer, Jones and Passport (post-Closing) with such access to (and, as applicable, copies of) such books and records in its possession or control (including any Passport Records not delivered as contemplated above), and Buyer, Jones and Passport (post-Closing) will provide Federated with such access to (and, as applicable, copies of) such books and records in its possession or control (including any Passport Records delivered as contemplated above where Federated did not retain or cannot locate copies of such Passport Records), in each case consistent with the preceding sentence.
(b)    The Parties shall cooperate as necessary to take all action necessary in furtherance of the Passport Transfer, including execution and delivery of any amendments to, or consents under or in connection with, the Agreement of Limited Partnership of Passport. The Parties also shall use commercially reasonable efforts to seek any approvals, provide any notices, prepare and file any filings, and take such other actions, as required in connection with the consummation of the Passport Transfer.
(c)    The Parties agree to endeavor to consummate the Passport Transfer on or before December 31, 2016 (or such later date as may be mutually agreed upon by the Parties).
2.5    EJMMF Adoption.
(a)    The Parties shall use commercially reasonable efforts to seek approval by the EJMMF Board (subject to their fiduciary duties) of: (i) the New Advisory Agreement; (ii) the New Sub-Advisory Agreement; (iii) the New Distribution Agreement; (iv) the New Rule 12b-1

Exhibit 10.1

Execution Copy

Plan; (v) the New Shareholder Services Plan and New Shareholder Services Agreement; (vi) the New Transfer Agency Agreement; (vii) the New Custodian Agreement and New Administration (Fund Accounting) Agreement; (viii) the New Multi-Manager Exemption; (ix) the nomination of the New EJMMF Trustees; (x) the New Rule 18f-3 Plan; and (xi) such other agreements, amendments to agreements, or other documents or actions required to be approved by such EJMMF Board reasonably necessary in order to accomplish the EJMMF Adoption (collectively, as applicable, the “EJMMF Board Approval Items”), in each case contingent, to the extent legally required, upon the approval of the shareholders of the EJMMF and to take effect (or, in the case of the New EJMMF Trustees, to commence their terms) immediately after the consummation of the Passport Transfer as part of the Closing.
(b)    The Parties shall use commercially reasonable efforts to seek to have the EJMMF Board convene the EJMMF Shareholders Meeting for the purpose of approving (in accordance with the recommendation of the EJMMF Board): (i) the New Advisory Agreement; (ii) the New Sub-Advisory Agreement; (iii) the New Rule 12b-1 Plan; (iv) the New Shareholder Services Plan and New Shareholder Services Agreement (only if adopted under Rule 12b-1 under the 1940 Act); (v) the New Multi-Manager Exemption; (vi) the New Distribution Agreement; (vii) the nomination of the New EJMMF Trustees; and (viii) such other agreements, amendments to agreements, or other documents or actions required to be approved by shareholders of the EJMMF reasonably necessary in order to accomplish the EJMMF Adoption (collectively, as applicable, the “EJMMF Shareholder Approval Items”).
(c)    The Parties shall use commercially reasonable efforts to seek to cause (i) the EJMMF to prepare, file and mail a proxy statement on Schedule 14A seeking approval of the EJMMF Shareholder Approval Items (including any attachments thereto, the “EJMMF Proxy”) at the EJMMF Shareholder Meeting, and (ii) the shareholders of the EJMMF to approve the EJMMF Shareholder Approval Items.
(d)    The Parties agree to endeavor to consummate the EJMMF Adoption on or before December 31, 2016 (or such later date as may be mutually agreed upon by the Parties).
2.6    Efforts to Consummate Transactions. The Parties shall use commercially reasonable efforts to seek and obtain any other consents and approvals, prepare and file any other required filings, and take any other actions and complete such other tasks, as may be reasonably required or necessary in connection with the consummation of the Transactions. Without limiting the foregoing:
(a)    Jones or Buyer has performed or shall perform prior to the Closing Date the following:
(i)    Provide Federated with all information reasonably requested for preparation of materials for, and presentation to, the EJMMF Board in relation to the EJMMF Adoption, including information related to Jones, Buyer and their Affiliates;
(ii)    Subject to the direction and approval of the EJMMF Board, after consultation with and review by Federated and counsel

Exhibit 10.1

Execution Copy

to the independent EJMMF Trustees, draft and prepare for filing with the SEC the EJMMF Proxy, provided that Buyer or its counsel shall not respond to any SEC comments other than in the presence of or with the approval of the counsel of Federated and the independent EJMMF Trustees; and
(iii)    Provide information and otherwise use commercially reasonable efforts to facilitate the EJMMF Adoption.
(b)    Federated has performed or shall perform prior to the Closing Date the following:
(i)    Recommend to the EJMMF Board, and use commercially reasonable efforts to obtain, the requisite approvals of the EJMMF Board and the shareholders of the EJMMF with regard to the EJMMF Adoption;
(ii)    Provide reasonable assistance with the preparation of the EJMMF Proxy and shall use commercially reasonable efforts to seek to have the drafts of the EJMMF Proxy reviewed by counsel to the independent EJMMF Trustees within reasonable times after the delivery of such drafts to Federated and such counsel; and
(iii)    Reasonably cooperate with Buyer and counsel to the independent EJMMF Trustees in reviewing and responding to comments of the SEC on the EJMMF Proxy and furnish or make available to Buyer information relating to itself, Passport and the EJMMF required by applicable law, rule or regulation to be set forth in the EJMMF Proxy.
3.    Payments; Fees; Expenses.
3.1    Consideration. While no actual cash purchase price shall be paid for the Passport Transfer, the mutual covenants provided herein have been acknowledged by the Parties as sufficient consideration for this Agreement, the Ancillary Closing Documents and the Transactions.
3.2    Pre-Closing Distribution. Subject to the conditions precedent to Closing being satisfied (or waived by the applicable Parties):
(a)    All known, non-contingent Liabilities of Passport shall be satisfied (or provision made therefor) by Passport immediately prior to Closing. Passport shall prepare an itemization of such known, non-contingent Liabilities that have been satisfied (or provided for) in preparation for the Closing and provide the same to Jones at the Closing.
(b)     All net assets of Passport shall be distributed to Federated and Jones pursuant to their respective ownership interests in Passport (i.e., Federated: 50.5%; and EDJones: 49.5%) (“Respective Ownership Interests”) immediately prior to the Closing (together with any additional distribution contemplated in Section 3.2(c) below, each a “Pre-Closing Distribution”). Any

Exhibit 10.1

Execution Copy

amounts payable to Jones shall be paid in immediately available funds to an account designated in writing in advance by Jones. Passport (pre-Closing) shall prepare an itemization of such net assets and the amounts to be distributed to Federated and Jones and provide the same to Jones at the Closing.
(c)    For 105-calender days post-Closing, the Parties shall, on a monthly basis, address and pay-out, in accordance with Federated’s and Jones’ Respective Ownership Interests, any distributions of additional net assets of Passport that are received or identified post-Closing that relate to periods prior to the Closing. Within fifteen (15) calendar days after each calendar month-end during such 105-calendar day period, Federated shall prepare an itemization of any such additional net assets and any amounts to be distributed to Federated and Jones and provide the same to Jones. Jones may raise questions regarding any itemization (whether delivered under Section 3.2(b) or this Section 3.2(c)) within ten (10) calendar days after Federated delivers the itemization to Jones by providing a written notice to Federated reasonably identifying such questions and the basis therefor. Any such itemization shall become final and binding for all purposes ten (10) calendar days after delivery to Jones, unless Jones raises questions by timely providing the written notice contemplated above. If Jones properly raises questions regarding an itemization, the Parties shall work in good faith to resolve such questions promptly and, upon such questions being resolved, such itemization (as modified as agreed between the Parties) shall become final and binding for all purposes. Any final pay-out shall be made on the 135th calendar day post-Closing (or such other date as mutually agreed by the Parties). Any payments pursuant to this Section 3.2(c) shall be made either (1) by wire transfer of immediately available funds to an account designated in advance in writing by the Party receiving the payment or (2) by such other means, as mutually agreed between the Parties.
(d)    Immediately prior to Closing, Jones shall make an additional payment to Federated in the amount of $25,500 (representing the return of Federated’s original capital contribution to Passport). Such payment may be made by Jones and satisfied either (i) (A) by wire transfer of immediately available funds to an account designated in writing in advance by Federated, or (B) by such other means, as mutually agreed between the Parties, or (ii) by a reduction in the amount of the Pre-Closing Distribution payable to Jones and reallocation of such amount to Federated. So long as the amount of the Pre-Closing Distribution payable to Jones pursuant to Section 3.2(b) is $25,500 or more, Jones may elect how to make and satisfy such payment obligation in its sole discretion.
(e)    The Parties shall (and shall cause their respective accountants and other representatives to) reasonably cooperate with each other in preparing and reviewing any itemizations and otherwise fulfilling the obligations under this Section 3.2.
3.3    Sub-Advisory/Administration Fee. The compensation payable to Federated under the New Sub-Advisory Agreement based on management of all of the assets (i.e., 100% allocable share) of the EJMMF (the “Unitary Fee”) shall not be adjusted, including, without limitation, based on either (a) the yield on the EJMMF or its portfolio securities, or (b) waivers or reimbursements by Passport (post-Closing) to maintain any minimum yield on the EJMMF.

Exhibit 10.1

Execution Copy

3.4    Early Termination of, or Adjustment of Allocable Share under, New Sub-Advisory Agreement:
(a)    Jones, Buyer and Passport (post-Closing) shall recommend, and shall cause any applicable Affiliates to recommend, Federated (or an Affiliate of Federated) to act as sub-advisor for, and Federated (or its Affiliate, Federated Administrative Services) to act as sub-administrator for, and not recommend another third-party to act as sub-advisor or sub-administrator for or to otherwise perform services being provided by Federated as sub-advisor and Federated (or its Affiliate, Federated Administrative Services) as sub-administrator for, the EJMFF, including any successor fund, for an initial two (2) year term after Closing.
(b)    If, during the initial two (2) year term of the New Sub-Advisory Agreement, (i) the New Sub-Advisory Agreement is terminated (in whole or in part) and Federated (or an Affiliate of Federated) is not appointed on substantially identical terms to continue to manage assets of, or Federated (or its Affiliate, Federated Administrative Services) is not appointed on substantially identical terms to continue to provide sub-administrative services to, the EJMMF or a successor Regulated Investment Company to the EJMMF registered under the 1940 Act or if the EJMMF is liquidated (collectively, as applicable, a “Termination”); provided, however, Termination shall not include any voluntary resignation or voluntary (without cause) termination of the New Sub-Advisory Agreement by Federated, or (ii) without the consent of Federated (which consent may be withheld for any reason in Federated’s sole discretion), the allocable share of net assets of the EJMMF (including any successor Regulated Investment Company registered under the 1940 Act) for which Federated is responsible for management under the New Sub-Advisory Agreement and on which the Unitary Fee is calculated is reduced below 100% (an “Allocable Share Reduction”), or (iii) without the consent of Federated (which consent may be withheld for any reason in Federated’s sole discretion), the Unitary Fee is reduced below four (4) basis points of the net assets of the EJMMF, or services performed by Federated (or its Affiliate, Federated Administrative Services) curtailed as to not reasonably justify the Unitary Fee payable to Federated (“Involuntary Reduction”), in each case other than as a result of Federated failing to remain in Good Standing, then Jones shall pay Federated out of its own assets/resources (and not out of the advisory fee earned by Passport) a payment determined as follows (any of the following payments being a “Guaranteed Amount”):
(i)    in the case of a Termination, an amount equal to $2 million; and
(ii)    in the case of an Allocable Share Reduction or Involuntary Reduction, an amount equal to the product of (1) the Guaranteed Amount that would have become payable for a Termination as if the Allocable Share Reduction or Involuntary Reduction were a Termination (i.e., $2 million),

Exhibit 10.1

Execution Copy

multiplied by (2) the percentage reduction in (a) the allocable share in the case of a Allocable Share Reduction, or (b) the Unitary Fee received by Federated in the case of an Involuntary Reduction.
(c)    In the event a Guaranteed Amount becomes payable to Federated, Jones shall pay such Guaranteed Amount to Federated within thirty (30) calendar days of the date on which it became payable, and such Guaranteed Amount shall be paid either (1) by wire transfer of immediately available funds to an account designated in advance in writing by Federated or (2) by such other means, as mutually agreed between the Parties.
(d)    Federated shall not be entitled to any Guaranteed Amount unless as of the date such Guaranteed Amount became payable, Federated was in Good Standing. Federated shall be considered to be in “Good Standing” so long as (1) Federated (or, as applicable, its Affiliate, Federated Administrative Services) does not materially breach the New Sub-Advisory Agreement based on a violation of the Standard of Care (as defined in the New Sub-Advisory Agreement) for which Federated (or, as applicable, its Affiliate, Federated Administrative Services) would be liable under the New Sub-Advisory Agreement, and (2) Federated is not disqualified from acting as a sub-adviser to a registered investment company under Section 9(a) of the 1940 Act.
(e)    The EJMMF Board shall at all times be free to exercise its fiduciary obligations under applicable law, rule or regulation and rights under the New Sub-Advisory Agreement (it being understood that such exercise may result in Jones having an obligation to pay any Guaranteed Amount.
(f)    The Parties shall agree upon appropriate disclosure to the EJMMF Board and to be included in the EJMMF Proxy and any registration statement of the EJMMF disclosing this arrangement.
3.5    Expenses.
(a)    Except as set forth in this Agreement or otherwise agreed between the Parties: (i) Federated and Passport (pre-Closing) shall be responsible for their own, and their Affiliates, respective fees, costs and expenses, including employee costs, counsel fees and accountant/auditor fees, incurred or paid in connection with the Transactions; and (ii) Jones, Passport (post-Closing) and Buyer shall be responsible for their, and their Affiliates, respective fees, costs and expenses, including employee costs, counsel fees and accountant/auditor fees, paid or incurred in connection with the Transactions (other than the Post-Transition TFMMF Reorganization/Liquidation), in each case, including in connection with due diligence, drafting, reviewing, negotiating, executing and delivering this Agreement (including exhibits hereto), the Ancillary Closing Documents, the Post-Closing EJMMF-Related Documents, and consummating the Transactions.
(b)    Notwithstanding Section 3.5(a) above:

Exhibit 10.1

Execution Copy

(i)     Jones and Buyer shall be responsible, as agreed between them, for all reasonable, out of pocket fees, costs and expenses, including counsel fees and accountant/auditor fees, incurred or paid by any of the Parties or their respective Affiliates in connection with effecting the TFMMF Transition, including the fees, costs and expenses of preparing, reviewing, printing and mailing any negative consent letters (and any attachments thereto), or other documents or materials, sent to shareholders of TFMMF in connection with the TFMMF Transition; provided that, for the avoidance of doubt, Federated shall be responsible for fees, costs and expenses of Federated and Passport (pre-Closing) relating solely to the Post-Transition TFMMF Reorganization/Liquidation, but not the TFMMF Transition.
(ii)    Jones and Buyer shall be responsible, as agreed between them, for all reasonable, out of pocket fees, costs and expenses, including counsel fees and accountant/auditor fees, incurred or paid by any of the Parties or their respective Affiliates in connection with effecting: (1) any records transfer (including the Passport Records) necessary in connection with the Passport Transfer and the post-Closing operation of Passport; and (2) the EJMMF Adoption, including the fees, costs and expenses of preparing, reviewing, printing and mailing the EJMMF Proxy, or other documents or materials, sent to shareholders of the EJMMF, and of proxy solicitors, in connection with the EJMMF Adoption; provided, that Federated shall be responsible for its legal fees related to seeking the approval of the EJMMF Board.
(iii)    Subject to the last sentence of this Section 3.5(b)(iii), Federated shall be responsible for contributing as a capital contribution (and without receiving additional shares in return) approximately $50,326 to the TFMMF prior to the consummation of the Post-Transition TFMMF Reorganization/Liquidation to address a pre-existing permanent impairment to the net asset value per share calculated using available market quotations or an appropriate substitute that reflects current market conditions (“NAV”) of the TFMMF relating to periods prior to Passport becoming the investment adviser for the TFMMF (“Pre-Existing Required Contribution”); and, unless Federated determines otherwise, (ii) with respect to any other transaction that causes a permanent impairment to the TFMMF’s NAV, or any other amounts necessary to avoid the NAV of the TFMMF being less than $1.00 per share by more than $0.005 or any redeeming or reorganizing shareholder of the TFMMF not receiving at least $1.00 in value per share upon redeeming or reorganizing or to prevent material dilution of shareholders, Passport (pre-Closing), Federated, Jones and the Board of Trustees of TFMMF shall mutually agree at that time upon the actions (if any) to be taken in response thereto and Passport (pre-Closing), Federated and Jones shall mutually agree at such time upon the extent to which each Party shall be responsible for bearing the costs of such actions (if any). If the TFMMF is liquidated, rather than reorganized, Federated (or an Affiliate) may, in lieu of making the Pre-Existing Required Contribution, make an investment in the TFMMF in a similar amount. If Federated (or any

Exhibit 10.1

Execution Copy

Affiliate) makes such an investment in the TFMMF, Federated (or its Affiliate) shall be the last shareholder to be redeemed from the TFMMF in connection with its liquidation.
(iv)    Any reasonable, out of pocket fees, costs or expenses incurred or paid by Passport, and that are not ordinarily paid by the TFMMF or EJMMF, up through the Closing that relate to customary or routine annual or other periodic audits or filings for the fiscal year of Passport in which the Closing occurs shall be the responsibility of Passport; provided, however, to the extent that Passport (pre-Closing) does not have sufficient assets to satisfy such fees, costs or expenses, such fees, costs and expenses shall be borne by Federated and Jones in accordance with their Respective Ownership Interests (it being understood that payment by Passport will reduce Passport’s profit/income available for distribution by Passport to Federated and Jones in accordance with their Respective Ownership Interests and that, therefore, Federated and Jones will still indirectly bear such fees, costs and expenses).
(c)    As among the Parties, Federated shall be responsible for all reasonable, out of pocket fees, costs and expenses, including counsel fees and accountant/auditor fees, incurred or paid by Federated and Passport (pre-Closing) or their respective Affiliates relating to the Post-Transition TFMMF Reorganization, including the fees, costs and expenses of preparing, reviewing, printing and mailing any information statement/prospectus on Form N-14, and any attachments thereto, or other documents or materials, sent to shareholders of TFMMF or MOF in connection with the Post-Transition TFMMF Reorganization/Liquidation.
(d)    For the avoidance of doubt, any Realized Losses in, or permanent impairments to, the NAV of the EJMMF are not being addressed as the EJMMF is continuing its existence. For purposes of this provision, “Realized Losses” means such accumulated net realized loss, as adjusted for all net gains and losses realized by the EJMMF through and as of the Closing Date. Notwithstanding Section 3.5(a) above, if, prior to Closing, any amounts are necessary to avoid the NAV of the EJMMF being below $1.00 per share by more than $0.005 or any redeeming shareholder of the EJMMF not receiving at least $1.00 in value per share upon redeeming or reorganizing, Passport (pre-Closing), Federated, Jones and the EJMMF Board shall mutually agree at that time upon the actions (if any) to be taken in response thereto and Passport (pre-Closing), Federated and Jones shall mutually agree at such time upon the extent to which each Party shall be responsible for bearing the costs of such actions (if any).
(e)    Each of the Parties shall reasonably cooperate in causing any required filings to be made in connection with the Pre-Existing Required Contribution and any other actions (if any) taken with respect to either the TFMMF or EJMMF.
(f)    Notwithstanding the foregoing provisions in this Section 3.5, unless specifically agreed otherwise between the Parties, whenever Passport (pre-Closing) is responsible for any fees, costs or expenses, such fees, costs and expenses shall be borne by Federated and Jones in accordance with their Respective Ownership Interests, but only to the extent that Passport does not have sufficient assets to satisfy such fees, costs and expenses (it being understood that payment

Exhibit 10.1

Execution Copy

by Passport will reduce Passport’s profit/income available for distribution by Passport to Federated and Jones in accordance with their Respective Ownership Interests and that, therefore, Federated and Jones will still indirectly bear such fees, costs and expenses).
(g)    The above expense provisions in no way affect the responsibility for fees, costs and expenses relating to post-Closing periods under the New Sub-Advisory Agreement, which generally shall be customary for sub-advisory and sub-administration services involving money market funds as agreed upon in the New Sub-Advisory Agreement.
4.    Confidentiality.
4.1    Disclosure of Confidential Information. The Confidential Information supplied by or on behalf of one Party and its Affiliates and agents (collectively, as applicable, the “Disclosing Party”) to the other Party or its Affiliates or agents (collectively, as applicable, the “Receiving Party”) shall be deemed confidential and proprietary to the Disclosing Party, regardless of whether such information was disclosed intentionally.
4.2    Treatment of Confidential Information. Each Party recognizes the importance of the other’s Confidential Information. In particular, each Party recognizes and agrees that the Confidential Information of the other is critical to its respective businesses and that no Party would enter into this Agreement without assurance that such information and the value thereof shall be protected as provided in this Section 4. Accordingly, each Party agrees as follows: (i) the Receiving Party shall hold any and all Confidential Information it obtains in strictest confidence and shall use and permit the use of Confidential Information solely for the purposes of this Agreement, the New Advisory Agreement, the New Sub-Advisory Agreement, any other Post-Closing EJMMF-Related Document or any Ancillary Closing Document (without limiting the foregoing, the Receiving Party shall use at least the same degree of care, but no less than reasonable care, to avoid disclosure or use of the Disclosing Party’s Confidential Information as the Receiving Party employs with respect to its own Confidential Information); (ii) the Receiving Party may disclose or provide access to its responsible directors, trustees, managers, officers, employees, agents or service providers who reasonably have a need to know and may make copies of Confidential Information only to the extent reasonably necessary to carry out its obligations hereunder or under the New Advisory Agreement, the New Sub-Advisory Agreement, any other Post-Closing EJMMF-Related Document or any Ancillary Closing Document or conduct its business as contemplated hereby or thereby; (iii) the Receiving Party currently has, and in the future shall maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Confidential Information other than in accordance with this Agreement, the New Advisory Agreement, the New Sub-Advisory Agreement, any other Post-Closing EJMMF-Related Document or any Ancillary Closing Document, including written instruction to and agreements or other obligations with directors, trustees, managers, officers, employees, agents and service providers who are bound by an obligation of confidentiality no less stringent than as set forth in this Agreement to ensure that such directors, trustees, managers, officers, employees, agents and service providers protect the confidentiality of Confidential Information; (iv) the Receiving Party shall instruct its directors, trustees, managers, officers, employees, agents and service providers not to disclose Confidential Information to third parties, including customers, subcontractors or consultants, without the Disclosing Party’s prior written consent, unless permitted

Exhibit 10.1

Execution Copy

under (and disclosed in accordance with), or required by, this Agreement, the New Advisory Agreement, the New Sub-Advisory Agreement, any other Post-Closing EJMMF-Related Document, any Ancillary Closing Document or applicable law, rule or regulation; and (v) the Receiving Party shall notify the Disclosing Party immediately of any unauthorized disclosure or use, and shall reasonably cooperate with the Disclosing Party to protect, all proprietary rights in and ownership of the Disclosing Party’s Confidential Information. Notwithstanding any other provision of this Section 4, nothing in this Section 4 shall prohibit Federated and its Affiliates from using or disclosing any information regarding customers of Federated or its Affiliates (other than the EJMMF post-Closing) or any information relating to the services provided by, or business of, Federated and its Affiliates. Moreover, to the extent that any information regarding the EJMMF or Passport is the same as information of Federated or its Affiliates (other than Passport) or other funds sponsored or advised by Federated or its Affiliates (for example, and without limitation, credit research or the names of common securities held in multiple fund portfolios), then Federated and its Affiliates shall be able to use and disclose such information without restriction by this Section 4.
4.3    Customer Information. As between Jones and its Affiliates and Buyer, customer information constituting Confidential Information is and shall remain the sole and exclusive property of Buyer and, as applicable, its third party institutional investment advisors and third party plan administrators. This Agreement shall not be construed as granting any of Buyer’s ownership rights in such customer information to Federated. Customer information (other than with respect to the EJMMF post-Closing) of Federated or its Affiliates (other than Passport) shall remain the sole and exclusive property of Federated and its Affiliates (as applicable). This Agreement shall not be construed as granting any of Federated’s or its Affiliates’ (other than Passport) ownership rights in such customer information to Jones or Buyer.
4.4    Compelled Disclosures. To the extent required by applicable law, rule or regulation, or by lawful order or requirement of a court or Governmental Authority having competent jurisdiction over the Receiving Party, the Receiving Party may disclose Confidential Information in accordance with such law, rule, regulation, order or requirement, subject to the following conditions. Unless prohibited by applicable law, rule or regulation, as soon as possible after becoming aware of such law, rule, regulation, order or requirement and, to the extent reasonably practicable, prior to disclosing any Confidential Information pursuant thereto, the Receiving Party shall notify the Disclosing Party thereof in writing and, to the extent reasonably practicable, the Receiving Party shall provide the Disclosing Party notice of not less than five (5) Business Days prior to the required disclosure. The Receiving Party shall use commercially reasonable efforts not to release Confidential Information pending the outcome of any measures taken by the Disclosing Party to contest, otherwise oppose or seek to limit such disclosure by the Receiving Party and any subsequent disclosure or use of Confidential Information that may result from such disclosure. The Receiving Party shall reasonably cooperate with and provide reasonable assistance to the Disclosing Party regarding such measures. Notwithstanding any such compelled disclosure by the Receiving Party, such compelled disclosure will not otherwise affect the Receiving Party’s obligations hereunder with respect to Confidential Information so disclosed.

Exhibit 10.1

Execution Copy

4.5    Return of Confidential Information. On a Party’s written request or upon termination of this Agreement for any reason, another Party shall promptly: (a) return or destroy, at the requesting Party’s option, all originals and copies of all documents and materials it has received containing the requesting Party’s Confidential Information; and (b) deliver or destroy, at the requesting Party’s option, all originals and copies of all summaries, records, descriptions, modifications, negatives, drawings, adoptions and other documents or materials, whether in writing or in machine-readable form, prepared by the other Party, prepared under its direction, or at its request from the documents and materials referred to in clause (a), and provide a written statement to the requesting Party certifying that all documents and materials referred to in clauses (a) and (b) have been delivered to the requesting Party or destroyed, as requested by the requesting Party; provided that a Party may retain a copy of any Confidential Information as necessary to comply with such Party’s obligations under applicable law, rule or regulation or, in the case of customer information constituting Confidential Information retained by Federated, as may be reasonably determined by Federated to be necessary in connection with its obligations hereunder or under the New Advisory Agreement, New Sub-Advisory Agreement, any other Post-Closing EJMMF-Related Document, or any Ancillary Closing Document.
4.6    Non-Solicitation of Employees. From and after the date hereof and for a period of five (5) years after the Closing, no Party (and no Party’s Affiliate) shall directly or indirectly: (a) induce or attempt to induce any investment management, investment management administration, administrative services or sales employee of another Party (or its Affiliates) to terminate his or her employment; or (b) hire or participate in the hiring or interviewing of any such employee of another Party (or its Affiliates) for any Person; or (c) provide names or other information about any such employee of another Party (or its Affiliates) for the purpose of assisting others to hire such employee; or (d) provide information to any such employee of another Party (or its Affiliates) about such Party or any Affiliate of such Party for the purpose of assisting that employee in finding employment with such Party or other Person. For purposes of the foregoing, any such employee of another Party (or its Affiliates) means any individual engaged in investment management, investment management administration, administrative services or sales at such other Party (or its Affiliates) who is a current employee of such other Party (or its Affiliates) or was employed by such other Party (or its Affiliates) within six (6) months of the date of any action of such Party (or its Affiliates) that violates the foregoing. The foregoing will not prohibit use of an employment agency or employment advertisements in a non-targeted, non-specific manner or responding to or hiring such an employee of another Party (or its Affiliates) that approaches a Party (or its Affiliates) of his or her own volition without any encouragement or breach of the foregoing by such Party (or its Affiliates) leading to such volitional approach by such employee.
4.7    Non-Exclusive Equitable Remedy. Each Party acknowledges and agrees that due to the unique nature of Confidential Information, and personal services provided by relevant employees, there can be no adequate remedy at law for any breach of its obligations under this Section 4, that any such breach or threatened breach may allow a Party or third parties to unfairly compete with the other Party resulting in irreparable harm to such Party, and, therefore, that upon any such breach or any threat thereof, in addition to any other rights and remedies existing its favor under this Agreement or any Ancillary Closing Document, each Party shall be entitled to seek

Exhibit 10.1

Execution Copy

appropriate temporary equitable and injunctive relief from a court of competent jurisdiction without the necessity of proving actual loss or posting any bond or security.
5.    The Closing; Termination.
5.1    Closing. Subject to the satisfaction or, as applicable, waiver of all other conditions to the consummation of the Transactions contemplated by this Agreement (other than those conditions which can only be fulfilled at the Closing), the consummation of the Passport Transfer, immediately followed by the consummation of the EJMMF Adoption, (the “Closing”) shall take place within five (5) Business Days after the EJMMF Shareholder Approval Items are approved by shareholders at the EFMMF Shareholder Meeting or such other date as the Parties may agree (the “Closing Date”). The Closing shall take place on the Closing Date at such location, by such means and at such time as the Parties may agree. Subject to Section 5.2 below, the failure to consummate the Transactions contemplated by this Agreement on the date, time and place determined pursuant to this Section 5.1 shall not result in the termination of this Agreement and shall not relieve any Party of any obligation under this Agreement; provided, that (a) such failure occurred despite good faith efforts of the Parties to this Agreement, and (b) the Closing occurs promptly after the date of such failure to close.
5.2    Termination. Federated or Jones may terminate this Agreement by written notice to the other after 5:00 p.m., Pittsburgh time, on March 31, 2017 if the Closing shall not have occurred, unless such date is extended by the mutual agreement of the Parties on or prior to such date. Such termination shall be without Liability of any Party to the others, except as provided below. This Agreement may be terminated prior to the Closing Date (i) by the written consent of the Parties, (ii) by Federated if Jones or Buyer are in material breach of any representation, warranty or covenant set forth herein and such breach is not cured within thirty (30) calendar days of receipt of notice identifying such breach, or (iii) by Jones or Buyer if Federated or Passport is in material breach of any representation, warranty or covenant set forth herein and such breach is not cured within thirty (30) calendar days of receipt of notice identifying such breach. Any such termination shall be without prejudice to the non-breaching Parties’ rights to seek damages for such breach.

    5.3    Non-Exclusive Equitable Remedy. The Parties acknowledge that the Transactions are unique and recognize that, in the event of an unlawful termination or material breach of this Agreement by a Party, money damages would be inadequate and the other Parties may have no adequate remedy at law. Accordingly, each of the Parties hereto agrees that each of the other Parties shall have the right, in addition to any other rights and remedies existing in its favor under this Agreement or any Ancillary Closing Document, to enforce their rights and the obligations of the other Parties, as applicable, not only by an action for damages but also by an action or actions for specific performance, injunction, and/or other equitable relief, without the necessity of proving actual loss or posting any bond or security.
5.4    Survival. Sections 1, 2.4(a) (second paragraph), 4, 5, 6.4, 6.5, 9 and 10 shall survive any termination of this Agreement, except as stated otherwise in the relevant Sections of this Agreement.

Exhibit 10.1

Execution Copy

6.    Representations and Warranties.
6.1    Mutual Representations and Warranties. Each Party, severally, hereby represents and warrants to the other Parties as follows:
(b)    Due Organization. Such Party has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization. Such Party has the corporate/partnership/trust power and authority to own its property and assets and to carry on its business as currently being conducted, except where the lack of such power or authority would not reasonably be expected to result in a Material Adverse Change with respect to such Party.
(c)    No Conflict. Neither the execution and delivery by such Party of this Agreement, nor the performance by such Party of its duties and obligations hereunder, shall (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (or an event which with notice, or lapse of time, or both, would become a default) under (1) the Governing Documents of such Party, or (ii) any indenture, mortgage, lease, agreement or other instrument to which such Party is a party, to or by which such Party is bound, or to which its assets or property are subject, or (ii) violate any provision of any applicable law or regulation to which such Party is subject or by which such Party is bound, except where such conflict, breach, default or violation would not reasonably be expected to result in a Material Adverse Change with respect to such Party.
(d)    Due Authority. Such Party has full corporate/partnership/trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions (as applicable). The execution and delivery of this Agreement, the performance of obligations hereunder and the consummation of the Transactions (as applicable) have been duly and validly authorized by all necessary corporate/partnership/trust action on the part of such Party, and no other corporate/partnership action on the part of such Party is necessary to authorize this Agreement, perform obligations hereunder or consummate the Transactions (as applicable).
(e)    Litigation. Except as set forth on Schedule 6.1(d), there is no action, suit, claim, investigation, arbitration, mediation or proceeding (collectively, as applicable, “Proceeding”) pending or, to such Party’s actual knowledge, threatened, which questions the validity or propriety of this Agreement or any action taken or to be taken by such Party in connection with this Agreement, or which would reasonably be expected to result in a Material Adverse Change with respect to such Party.
(f)    Validity. This Agreement has been duly and validly executed by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity and public policy.
(g)    Compliance with Laws, etc. Such Party has complied with all laws and regulations of any applicable jurisdiction with which it is or was required to comply, and such Party is not subject to any conviction or sanction, except for any non-compliance or violation, conviction

Exhibit 10.1

Execution Copy

or sanction that would not reasonably be expected to result in a Material Adverse Change with respect to such Party.
(h)    Notices/Consents/Approvals. Except for the notices, consents and approvals identified on Schedule 6.1(g) to this Agreement, no authorization, notice, consent or approval or other order or action of or to, or filing or registration with, any Governmental Body or other Person is required for the execution and delivery of this Agreement by such Party, performance of obligations under this Agreement or consummation of the Transactions.
(i)    Affiliated Transactions. Except as set forth on Schedule 6.1(h), neither (i) such Party, (ii) any of such Party's Affiliates, nor (iii) any officer, director, trustee, or beneficial owner of such Party is a party to any material agreement, contract, commitment, arrangement, or transaction with Passport.
6.2    Representations and Warranties of Federated. Federated hereby represents and warrants to Jones and Buyer as follows:
(e)    Litigation. Except as disclosed to Buyer, there is no Proceeding pending or, to Federated’s actual knowledge, threatened, against Federated, Passport or its Affiliates in, by or before any Governmental Body that would reasonably be expected to result in a Material Adverse Change with respect to Federated, Passport or the EJMMF. None Federated, Passport nor the EJMFF is subject to any order, ruling or similar restriction of any Governmental Body directed to or against it as a result of or in connection with Federated, Passport or the EJMMF, or Federated’s or Passport’s management of the EJMFF as now conducted or conducted within the past five (5) years, which would reasonably be expected to result in a Material Adverse Change with respect to Federated, Passport or the EJMMF, and except for any Proceeding that is no longer pending, no Governmental Body has at any time commenced or given notice of intention to commence any investigation directed to or against Federated, Passport or the EJMMF that would reasonably be expected to lead to the issuance of any such order, ruling or similar restriction.
(f)    Brokers. None of Federated, Passport nor any of its Affiliates has engaged any broker, finder or investment adviser on its behalf or incurred any Liability for any brokerage or finder’s fee or commission in connection with the Transactions.
(g)    Compliance with Laws, etc. Federated, Passport and the EJMFF are in material compliance with, and for the past five (5) years have materially complied with, all laws and regulations of any applicable jurisdiction with which Federated, Passport or the EJMMF is, or was within the past five (5) years, required to comply.
(h)    Books and Records. Federated or Passport has maintained in all material respects all books and records as required under the Advisers Act, including Rule 204-2(a)(16) thereunder, including as required to substantiate the performance of the EJMMF; provided, that such data and its calculation has not been subject to review by the SEC. Such books and records are correct and complete in all material respects and contain no material misstatements or material omissions with respect to the operation of the EJMMF. All advertisements (as defined under the Advisers Act), including any marketing materials, performance history or track record currently

Exhibit 10.1

Execution Copy

being used, disseminated, provided, presented or made available by Federated or Passport or any Affiliate thereof regarding the EJMMF to any customer or potential customer, or to any investor or potential investor, in the EJMMF comply and, when used, disseminated, provided, presented or made available have complied, in all material respects, with the Advisers Act and the regulations thereunder (including applicable SEC guidance). No Person has claimed, or, to Federated’s actual knowledge, threatened to claim, a security interest in or lien on the foregoing books and records or the proceeds therefrom (excluding liens for taxes not yet due, warehouseman’s liens, landlord liens and other customary liens and encumbrances arising by operation of law).
(i)    Securities Laws.
(i)    Passport is duly and validly registered as an investment adviser under the Advisers Act, and has made notice filings as an investment adviser in any states in which it is required to do so, and such registrations and notices are in full force and effect on the date hereof, except to the extent that a failure to so register or make such notice filings or to maintain such registration or notice filings in full force and effect would not be reasonably expected to result in a Material Adverse Change with respect to Passport.
(ii)    Neither Passport, nor any Affiliated Person of Passport (including Federated), has been convicted of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, nor has any Affiliated Person of Passport (including Federated) been subject within the past five (5) years, or is presently subject, to any injunction or SEC order that would prevent such Person from acting or serving as an investment adviser, underwriter, broker-dealer, employee, officer, trustee or director of an investment company under Sections 9(a)(2) or 9(b) of the 1940 Act, and there is no Proceeding or investigation pending or, to Federated’s actual knowledge, threatened, that would be reasonably likely to become the basis for any such injunction or SEC order.
(j)    Right to Transfer. Federated has full right, title and interest to the general partnership interest in Passport, and has the due corporate/partnership/trust authority and power to transfer its general partnership interest in the Passport in connection with the Passport Transfer as contemplated in this Agreement.
(g)    Registration Statement for the EJMMF. Federated has furnished or made available to Buyer the Registration Statement of the EJMMF, including the Prospectus, Statement of Additional Information and Exhibits dated as of April 30, 2015, as applicable for the EJMMF, each as amended and supplemented to date. As of the date of this Agreement, such Prospectus and Statement of Additional Information do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as may have been corrected by supplements thereto that have been filed with the SEC since the last post-effective amendment of the EJMMF’s registration statement; provided, that this Section 6.2(g) shall not apply to, and Federated is not making any representation or warranty regarding, any language included in, or other changes incorporated into, the Registration

Exhibit 10.1

Execution Copy

Statement of the EJMMF (or any supplements or post-effective amendments thereto) at the request or upon the recommendation of Jones or that relates to Jones or any of its Affiliates.
(h)    Financial Information. Federated has furnished or made available to Buyer an audited balance sheet of Passport as of, and audited statement of income, statement of changes in partners’ capital, and statement of cash flows of Passport for the year ended, December 31, 2015, together with notes to financial statements, and such audited financial statements, as qualified by such notes to financial statements, are correct and complete in all material respects. Such audited financial statements of Passport, as qualified by such notes to financial statements, also fairly present in all material respects the financial position of Passport as of the date or for the periods (as applicable) stated therein and were prepared in accordance with GAAP, except as noted therein.
(i)    Distribution. The itemizations relating to Pre-Closing Distributions provided or made available by Passport (pre-Closing) or Federated as contemplated in Section 3.2 shall be prepared in good faith and, to Federated’s actual knowledge, shall be correct and complete in all material respects when provided or made available by Passport (pre-Closing) or Federated (subject to review by Jones and Buyer as contemplated in Section 3.2).
(j)    Liabilities. Other than as set forth on Schedule 6.2(j) or as included in any itemization delivered pursuant to Section 3.2, Passport (pre-Closing) has no known, non-contingent Liabilities that may reasonably be expected to result in a Material Adverse Change with respect to Passport.
(k)    Tax Returns and Tax Liabilities. Passport has filed (or caused to be filed), or shall file (or cause to be filed), or has obtained, or shall obtain, extensions to file, all federal, state and local Tax Returns which are required to be filed by it, and has paid (or caused to be paid) or has obtained extensions to pay, all Taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year ending on the Closing Date. All material Tax Liabilities of Passport have been adequately provided for on its books, and no Tax deficiency or Liability of Passport has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for Taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs. Such Tax Returns of Passport are true, accurate and complete in all material respects. No other Taxes are due and owing on the part of Passport.
(l)    Other Contracts. All of the material agreements to which Passport is a party (and that are not terminated (or to be terminated) with respect to Passport or amended (or to be amended) to remove Passport as a party prior to Closing) are set forth on Schedule 6.2(l), and copies of such material agreements have been provided or made available to Buyer.

Exhibit 10.1

Execution Copy

6.3    Representations and Warranties of Jones and Buyer. Jones and Buyer, jointly, represent and warrant to Federated as follows:
(a)    Litigation. Except as disclosed to Federated, there is no Proceeding pending or, to Jones’ or Buyer’s actual knowledge, threatened, against Jones, Buyer or their Affiliates in, by or before any Governmental Body that, upon the Closing occurring, would reasonably be expected to result in a Material Adverse Change with respect to Passport or the EJMMF.
(b)    Brokers. Neither Jones, Buyer nor any of their respective Affiliates has engaged any broker, finder or investment adviser on its behalf or incurred any Liability for any brokerage or finder’s fee or commission in connection with the Transactions.
(c)    Compliance with Laws. Jones and Buyer are in material compliance with, and for the past five (5) years have materially complied with, all laws and regulations of any applicable jurisdiction with which Jones or Buyer is, or was within the past five (5) years, required to comply.
(d)    Securities Laws.
(i)    Upon the Closing occurring, nothing arising from the ownership of Passport (post-Closing) by Buyer and Jones shall result in Passport (post-Closing) being prevented from continuing to be duly and validly registered as an investment adviser under the Advisers Act, or from being able to continue to make notice filings as an investment adviser in any states in which it is required to do so, nor shall anything arising from the ownership of Passport (post-Closing) by Buyer and Jones cause such registrations and notices to be suspended or terminated, except to the extent that a failure to so register or make such notice filings or to maintain such registration or notice filings in full force and effect would not be reasonably expected to result in a Material Adverse Change with respect to Passport (post-Closing).
(ii)    Neither Jones or Buyer, nor any Affiliated Person of Jones or Buyer, has been convicted of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, nor has any Affiliated Person of Jones or Buyer been subject within the past five (5) years, or is presently subject, to any injunction or SEC order that would prevent such Person or Passport (post-Closing) from acting or serving as an investment adviser, underwriter, broker-dealer, employee, officer, trustee or director of an investment company under Sections 9(a)(2) or 9(b) of the 1940 Act, and there is no Proceeding or investigation pending or, to Jones’ or Buyer’s actual knowledge, threatened, that would be reasonably likely to become the basis for any such injunction or SEC order.
(e)    Completion of Due Diligence. Jones and Buyer have completed before the execution of this Agreement all due diligence in connection with the Transactions, including with respect to the Passport Transfer, the EJMMF Adoption and Federated’s engagement as sub-advisor and Federated’s (or its Affiliate, Federated Administrative Services’) engagement as sub-

Exhibit 10.1

Execution Copy

administrator to Passport (post-Closing) and the EJMMF pursuant to the New Sub-Advisory Agreement.
6.4    Disclaimers. EACH PARTY ACKNOWLEDGES AND AGREES THAT:
(a)    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER ANCILLARY CLOSING DOCUMENT DELIVERED IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS BY OR ON BEHALF OF A PARTY, OR ANY AFFILIATE THEREOF, NO PARTY, OR ANY AFFILIATE OR REPRESENTATIVE THEREOF, MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER (WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED), WITH RESPECT TO OR REGARDING SUCH PARTY, THE EJMMF OR TFMMF, OR ANY OF THEIR RESPECTIVE AFFILIATES OR THIS AGREEMENT OR ANY ANCILLARY CLOSING DOCUMENT OR THE TRANSACTIONS; AND
(b)    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER ANCILLARY CLOSING DOCUMENT DELIVERED IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS BY OR ON BEHALF OF A PARTY, OR ANY AFFILIATE THEREOF, (I) EACH PARTY DISCLAIMS, ON BEHALF OF ITSELF, ITS AFFILIATES AND ITS REPRESENTATIVES, ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY OR REGARDING SUCH PARTY, THE EJMMF OR TFMMF, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR ANY OTHER PERSON, AND (II) EACH PARTY DISCLAIMS, ON BEHALF OF ITSELF, ITS AFFILIATES AND ITS REPRESENTATIVES, ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED, MADE AVAILABLE OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, ADVICE, STATEMENT OR INFORMATION THAT MAY HAVE BEEN OR MAY HAVE BEEN OR MAY BE PROVIDED OR MADE AVAILABLE TO ANY OTHER PARTY, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES BY ANY REPRESENTATIVE OF SUCH PARTY, OR ANY OF ITS AFFILIATES).
6.5    No Other Representations and Warranties. EACH PARTY ACKNOWLEDGES AND AGREES THAT:
(a)    THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING A PARTY, THE EJMMF OR THE TFMMF,

Exhibit 10.1

Execution Copy

SPECIFICALLY INCLUDED IN THIS AGREEMENT OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER ANCILLARY CLOSING DOCUMENT DELIVERED IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS BY OR ON BEHALF OF A PARTY, OR ANY AFFILIATE THEREOF, CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SUCH PARTY, OR OF OR REGARDING ANY OF ITS AFFILIATES, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS;
(b)    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER ANCILLARY CLOSING DOCUMENT DELIVERED IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS BY OR ON BEHALF OF A PARTY, OR ANY AFFILIATE THEREOF, EACH PARTY HEREBY SPECIFICALLY DISCLAIMS AND MAY NOT (HAS NOT AND SHALL NOT) RELY ON (INCLUDING AS TO VERACITY), AND IRREVOCABLY AND UNCONDITIONALLY WAIVES AND RELEASES ANY CLAIMS (WHETHER FOR BREACH OF CONTRACT, TORT, FRAUD OR OTHERWISE) BASED ON, ARISING FROM OR RELATING TO, ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) MADE OR SUPPLIED BY, OR ON BEHALF OF, ANY OTHER PARTY, OR ANY AFFILIATE OR REPRESENTATIVE OF ANY OTHER PARTY, OR ANY OFFICER, DIRECTOR, MEMBER, MANAGER, PARTNER, TRUSTEE, EMPLOYEE OR REPRESENTATIVE OF ANY OTHER PARTY, IN OR IN CONNECTION WITH ANY PROPOSAL, NON-BINDING LETTER OF INTENT OR OTHER DOCUMENT RELATING TO, OR MADE IN CONNECTION WITH ANY DISCUSSIONS, INVESTIGATION, DUE DILIGENCE OR NEGOTIATION RELATING TO, THIS AGREEMENT, ANY ANCILLARY CLOSING DOCUMENT OR ANY TRANSACTION OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY ANCILLARY CLOSING DOCUMENT, INCLUDING ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED OR MADE AVAILABLE, THE TIMING OR SUCCESS OF ANY TRANSACTION, INTEGRATION PLANS OR EFFORTS, FUTURE RESULTS OF OPERATIONS OR PROFITABILITY, OR ANY PAYMENTS CONTEMPLATED HEREUNDER;
(c)    ANY CLAIMS A PARTY, OR ANY AFFILIATE THEREOF, MAY HAVE FOR A BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER ANCILLARY CLOSING DOCUMENT DELIVERED IN CONNECTION WITH THE CONSUMMATION

Exhibit 10.1

Execution Copy

OF THE TRANSACTIONS BY OR ON BEHALF OF A PARTY, OR ANY AFFILIATE THEREOF; AND
(d)    EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) IT AND ITS AFFILIATES HAVE MADE THEIR OWN INQUIRY AND INVESTIGATION INTO THE OTHER PARTIES, THE EJMMF AND THE TFMMF, AS WELL AS THE TRANSACTIONS, AND, BASED THEREON, IT HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING SUCH TRANSACTIONS, AND (II) IT HAS BEEN FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT THE OTHER PARTIES, AND SUCH TRANSACTIONS, AS IT HAS REQUESTED.
7.    Covenants.
7.1    Mutual Covenants. Each Party, severally, hereby covenants as follows:
(k)    Access to Materials. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, each Party shall (i) give reasonable access to the other Parties and their attorneys, accountants and other representatives, during reasonable business hours, under such Disclosing Party’s supervision, and upon reasonable notice, to all books, records and files (other than those describing the Disclosing Party’s proprietary credit research or investment methodologies) related to Passport Records or the books and records and the business of the EJMMF that other Parties reasonably request, and (ii) request (and make commercially reasonable efforts to cause) the disclosing Party’s officers, managers, employees, agents and service providers to furnish the other Parties with (or make available to the other Parties) such operating data of the Disclosing Party with respect to the Passport Records or business of the EJMMF as the other Parties may from time to time reasonably request.
(l)    Notice of Change of Condition. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, promptly after gaining actual knowledge of any of the following, each Party shall notify the other Parties of any fact, condition, event, or other matter occurring with respect to such Party or the EJMMF or TFMMF that would reasonably be expected to: (i) have a Material Adverse Change with respect to such Party or the EJMMF or TFMMF; or (ii) cause any of the conditions precedent set forth in Section 8 not to be satisfied.
(m)    Cooperation. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, each Party shall use commercially reasonable efforts to provide the other Parties or other Persons with required notices, to make required filings and to obtain any authorizations, consents or approvals required in connection with this Agreement, any Ancillary Closing Document or the Transactions, and to take such other action as may be required for the consummation of the Transactions.
(d)    Material Misrepresentations/Omissions. Each Party covenants that any information or data that describes such Party or its Affiliates, or any of their respective Affiliates,

Exhibit 10.1

Execution Copy

or any of their business operations or plans, which is included in any registration statement, information statement/prospectus on Form N-14, proxy statement on Schedule 14A, or negative consent (including any attachments), or any post-effective or other amendment or supplement thereto, or any other documents or materials, in each case filed with the SEC or other Governmental Body in connection with obtaining shareholder approval or sent to shareholders of the TFMMF or the EJMMF or any other Person in connection with the consummation of the Transactions, shall not contain, at the time any such registration statement, information statement/prospectus on Form N-14, proxy statement on Schedule 14A, or negative consent (including any attachments), or any such post-effective or other amendment or supplement thereto, or any such other documents or materials become effective or are furnished to the SEC or other Governmental Body, shareholders or any other Person, or at the time of any applicable shareholder meeting, any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they are made.
(e)    Notification of Litigation. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, each Party shall promptly notify the other Parties of any Proceeding in, by or before any Governmental Body commenced or, to such Party’s actual knowledge, overtly threatened against such Party, which, if adversely decided, would reasonably be expected to result in a Material Adverse Change with respect to that Party.
(f)    Application of 15(f) Safe Harbor. Each Party acknowledges that the Parties intend that the Transactions shall satisfy any applicable requirements of Section 15(f) of the 1940 Act (to the extent available/applicable with respect to the Transactions). In this regard, from and after the date of this Agreement and after the Closing, in order to facilitate the Transactions, to the extent that the safe harbor provisions of Section 15(f) of the 1940 Act can be applicable or available to the Transactions, each Party shall use commercially reasonable efforts to ensure that the Transactions comply with the safe harbor provisions of Section 15(f) of the 1940 Act in the manner and for so long as required under the 1940 Act. Federated may elect, in lieu of the covenants set forth in this Section 7.1(f), to apply for and obtain an exemptive order under Section 6(c) of the 1940 Act from the provisions of Section 15(f) of the 1940 Act, in form and substance reasonably acceptable to the Parties.
(g)    Exclusivity. Each Party agrees that until the earlier of the Closing or termination of this Agreement, such Party shall not directly or indirectly solicit, initiate, encourage, entertain or discuss (and shall use commercially reasonable efforts to not permit any Affiliate, employee, officer, director, trustee, manager, agent or other Person acting on their behalf to solicit, initiate, encourage, entertain or discuss) any inquiries, proposals or offers involving any transaction with or relating to Passport, the TFMMF or the EJMMF that would prevent or prohibit or materially impair or delay the ability to consummate the Transactions with any other Person or provide any information to any other Person, other than information which is provided or made available in the ordinary course of business where such Party has no reason to believe that such information may

Exhibit 10.1

Execution Copy

be utilized to evaluate such a transaction. Each Party further agrees to promptly notify the other Parties should such Party receive or become aware of any such inquiries, proposals or offers from any other Person.

7.2    Taxes.
(a)    Federated or Passport (pre-Closing) shall file (or cause to be filed) any and all Tax Returns and reports required to be filed on behalf of Passport and the EJMMF with respect to any period ending on or prior to the Closing Date. Each of Federated and Passport (pre-Closing) also agrees to take commercially reasonable efforts to ensure that all Taxes, fees, assessments, or charges of any kind whatsoever, if any, together with any interest, penalties, additions to Tax, or additional amounts imposed by any taxing authority shall have been paid so far as due or provision has been made for the payment thereof. Federated and Passport (pre-Closing) also agree to take commercially reasonable efforts to ensure that all federal and other Tax Returns and reports of Passport and the EJMMF required by applicable law, rule or regulation to have been filed by the Closing Date shall have been so filed, and all required or reasonably necessary records relating to Taxes with respect to or covering Passport and the EJMMF have been maintained.
(b)    Each of Jones, Buyer and Passport (post-Closing) agrees that it shall: (i) file (or cause to be filed) any and all Tax Returns and reports required to be filed on behalf of Passport and the EJMMF with respect to any period ending after the Closing Date; and (ii) take commercially reasonable efforts to ensure that (1) all Taxes shown as payable on such Tax Returns are timely paid by Passport and the EJMMF and (2) the EJMMF continues to qualify as a Regulated Investment Company after the Closing Date.
(c)    Each Party shall assist the others, as may reasonably be requested by any of them, with the preparation of any Tax Return, any Tax or financial audit, or any judicial or administrative proceedings or other litigation relating to any Tax in respect of Passport or the EJMMF. In addition, each Party shall retain and provide the other with access upon reasonable notice and during normal business hours to such records or information in respect of Passport and the EJMMF as may be relevant to such Tax Return, Tax or financial audit, proceeding, determination or other litigation.
7.3    Covenants of Federated.

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(a)    Preserve the Business. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, except as otherwise contemplated by this Agreement or any Ancillary Closing Document:
(i)    Federated shall use commercially reasonable efforts to continue operation of Passport and the EJMMF in the ordinary course of business; and
(ii)    Federated shall not, without the prior written consent of the Buyer, (1) sell, pledge, assign, lease, give a security interest in or option to purchase or otherwise encumber the general partnership interest in Passport; (2) enter into any commitment with respect to the operation of Passport other than in the ordinary course of the business; or (3) subject to any fiduciary duties, voluntarily incur or become subject to, any obligation or Liability in connection with the business of Passport, except current Liabilities incurred and obligations under contracts entered into in the ordinary course of business.
Nothing in this Section 7.3(a) shall prevent Federated, Passport or the EJMMF from taking any action necessary to comply with applicable law, rule or regulation or obligations under existing agreements to which Federated, Passport or the EJMMF are parties.
(b)    Tax Liabilities. Federated shall promptly notify the other Parties of any notification received regarding any pre-Closing material Tax Liabilities of Passport or the EJMMF or any notice of a pre-Closing Tax deficiency or Liability of Passport or the EJMMF.
7.4    Covenants of Buyer and Jones.
(a)    Cooperation; Consents. Jones and Buyer shall use commercially reasonable efforts to assist the EJMMF in obtaining all authorizations, consents or approvals necessary to the consummation of the TFMMF Transition and EJMMF Adoption and to otherwise use commercially reasonable efforts to cause the consummation of the TFMMF Transition and EJMMF Adoption. Jones and Buyer shall recommend to the EJMMF Board that Federated be engaged as investment sub-adviser to the EJMMF.
(b)    Re-appointment in Case of an Assignment. Subject to Passport’s (post-Closing) fiduciary obligations, for a period of two (2) years following Closing, Jones, Buyer and Passport (post-Closing) shall recommend to the EJMMF Board that Federated, and shall use commercially reasonable efforts to cause Federated (or its assignee) to, be re-appointed as sub-adviser (and, as applicable, sub-administrator) to the EJMMF following any “assignment” (as defined under the 1940 Act) on substantially the same terms (in all material respects) as in effect prior to such “assignment,” unless Passport (post-

Exhibit 10.1

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Closing) reasonably and in good faith determines that the “assignment” results in a material adverse impact on EJMMF’s investment process.
(c)    Tax Liabilities. Buyer and Jones shall promptly notify the other Parties of any notification received regarding any post-Closing material Tax Liabilities of the EJMMF or notice of post-Closing Tax deficiency or Liability of the EJMMF.
(d)    Request for Proposal. Buyer and Jones shall include Federated (or an Affiliate of Federated) (or cause Federated (or an Affiliate of Federated) to be included) in any “request for proposal” or similar process for identifying or recommending a sub-advisor for the EJMMF (or any successor) at any time from and after the signing of this Agreement.
8.    Conditions Precedent to Obligations.
The Parties’ obligations to consummate any Transaction shall be subject to the satisfaction of the following conditions (as applicable to such Transaction), any one or more of which may be waived by the Party with the right to enforce such condition, in writing, in whole or in part, on or prior to such Transaction being consummated:
8.1    Conditions Precedent for all Transactions.
(a)    No Material Adverse Change. Federated’s and Passport’s (pre-Closing) obligations to consummate any Transaction shall be subject to the condition that there shall have been no Material Adverse Change with respect to Jones or Buyer, or the TFMMF or EJMMF (as applicable), from the date of this Agreement through the date(s) on which such Transaction is consummated. Jones’ and Buyer’s obligations to consummate any Transaction shall be subject to the condition that there shall have been no Material Adverse Change with respect to Federated or Passport (pre-Closing), or the TFMMF or EJMMF (as applicable), from the date of this Agreement through the date(s) on which such Transaction is consummated.
(b)    Required Notices, Consents and Approvals. All notices, consents and approvals (including, as applicable, any necessary Board of Trustees/Directors, shareholder and governmental notices, consents or approvals (such as the approval of the EJMMF Board Approval Items and EJMMF Shareholder Approval Items)) required for the consummation of the Transaction shall have been delivered or obtained and remain in effect as and when necessary to consummate the Transaction, including any necessary notices to, or consents or approvals of, the Board of Trustees/Directors of Federated (or its ultimate parent company), Passport, Jones or Buyer.
(c)    Status as Reverse Repo Counterparty. With respect to the Passport Transfer and EJMMF Adoption, Federated and Jones shall have a reasonable belief, based on communications with the Federal Reserve Bank of New York, that the EJMMF shall continue to be eligible to participate in reverse

Exhibit 10.1

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repurchase agreements with the Federal Reserve Bank of New York post-Closing.
(d)    Books and Records. Federated’s and Passport’s (pre-Closing) obligations to consummate any Transaction shall be subject to the condition that Jones and Buyer shall have taken any necessary steps to provide Federated and Passport (pre-Closing) the access to books and records (including those of relevant service providers) required under this Agreement as necessary for the consummation of the Transaction. Jones’ and Buyer’s obligations to consummate any Transaction shall be subject to the condition that Federated and Passport (pre-Closing) shall have taken any necessary steps to provide Jones and Buyer the access to books and records (including those of relevant service providers) required under this Agreement as necessary for the consummation of the Transaction.
(e)    No Breach of Representations and Warranties and Covenants. Federated’s and Passport’s (pre-Closing) obligations to consummate any Transaction shall be subject to the condition that there shall have been no material breach in the performance of any covenant of Jones or Buyer set forth herein or in any Ancillary Closing Document, and each of the representations and warranties of Jones or Buyer contained in this Agreement or in any Ancillary Closing Document shall be true and correct in all material respects as of the date(s) on which the Transaction is consummated, except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date, and except for representations and warranties that already contain a materiality qualifier, which shall be true and correct in all respects. Jones’ and Buyer’s obligations to consummate any Transaction shall be subject to the condition that there shall have been no material breach in the performance of any covenant of Federated or Passport (pre-Closing) set forth herein or in any Ancillary Closing Document, and each of the representations and warranties of Federated or Passport (pre-Closing) contained in this Agreement or in any Ancillary Closing Document shall be true and correct in all material respects as of the date(s) on which the Transaction is consummated, except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date, and except for representations and warranties that already contain a materiality qualifier, which shall be true and correct in all respects. With respect to the Closing of the Passport Transfer and EJMMF Adoption, each Party shall have delivered to the other Parties a written certificate executed by an authorized executive officer of such Party certifying, in reasonable detail, the fulfillment of the foregoing conditions as applicable to such Party.
(f)    No Legal Obstruction; Litigation. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any other Governmental Body

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challenging the validity or legality of the Transaction or restraining or prohibiting the consummation of the Transaction. Federated’s and Passport’s (pre-Closing) obligations to consummate any Transaction also shall be subject to: (1) the condition that there is no Proceeding or investigation pending or, to Jones’ and Buyer’s actual knowledge, threatened, that would be reasonably likely to become the basis for any such injunction or SEC order; and (2) the condition that no Proceeding by or before any Governmental Body shall have been instituted or threatened in writing against Jones or Buyer, or any of their respective Affiliates, which, if adversely decided, would reasonably be expected to prevent or prohibit, materially impair the consummation of, or invalidate any material aspect of the Transaction or result in any Material Adverse Change with respect to Federated, Passport (pre-Closing) or the TFMMF or EJMMF (as applicable). Jones’ and Buyer’s obligations to consummate any Transaction also shall be subject to: (A) the condition that there is no Proceeding or investigation pending or, to Federated’s or Passport’s actual knowledge, threatened, that would be reasonably likely to become the basis for any such injunction or SEC order; and (B) the condition that no Proceeding by or before any Governmental Body shall have been instituted or threatened in writing against Federated or Passport (pre-Closing), or any of their respective Affiliates, which, if adversely decided, would reasonably be expected to prevent or prohibit, materially impair the consummation of, or invalidate any material aspect of the Transaction or result in any Material Adverse Change with respect to Jones, Buyer, Passport (post-Closing) or the EJMMF.
(g)    No Proceeding Effecting Federated’s Good Standing. There shall have been no regulatory or other Proceeding instituted against Federated which would reasonably be expected to cause Federated to no longer be considered in Good Standing.
(h)    Ancillary Closing Documents; Other Customary Certificates and Other Documents. All Parties shall have received a countersigned copy of each Ancillary Closing Document required for the Transaction to be consummated, and such agreements shall be in full force and effect. Federated’s and Passport’s (pre-Closing) obligations to consummate any Transaction also shall be subject to the condition that Jones and Buyer shall have delivered such other customary certificates and instruments as may be reasonably requested by Federated or Passport (pre-Closing). Jones’ and Buyer’s obligations to consummate any Transaction also shall be subject to the condition that Federated and Passport (pre-Closing) shall have delivered such other customary certificates and instruments as may be reasonably requested by Jones and Buyer.
8.2    Conditions Precedent for the TFMMF Transition. In addition to satisfaction of the applicable conditions set forth in Section 8.1 above, the Parties’ obligations to consummate the TFMMF Transition (or any stage thereof) shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by the Party with the right to enforce such

Exhibit 10.1

Execution Copy

condition, in writing, in whole or in part, on or prior to any date on which the TFMMF Transaction (or any stage thereof) is consummated:
(a)    Required Notices and Actions. Federated’s and Passport’s (pre-Closing) obligations to consummate the TFMMF Transition (or any stage thereof) shall be subject to the condition that Jones and Buyer shall have given such notices or obtained such consents (including negative consent letters to Jones TFMMF Shareholders), and taken any other required actions, necessary to effect the TFMMF Transition (or any stage thereof), and any notice/consent period required under applicable law, rule or regulations shall have expired.
(b)    Board Notices. All required or necessary notices to the Board of Trustees of TFMMF or MMOT, or to the EJMMF Board (pre-Closing), shall have been provided.
(c)    Net Asset Value. TFMMF shall have been, and shall be, in compliance with the NAV Stability Condition both prior to, and immediately after, the TFMMF Transition (or any stage thereof) is consummated.
(d)    Account Documentation. Any shareholder account documentation required for Jones TFMMF Shareholders to invest in the EJMFF shall have been received.
8.3    Conditions Precedent for the Passport Transfer. In addition to satisfaction of the applicable conditions set forth in Section 8.1 above, the Parties’ obligations to consummate the Passport Transfer shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by the Party with the right to enforce such condition, in writing, in whole or in part, on or prior to the Closing Date:
(a)    TFMMF Transition. The TFMMF Transition shall have been consummated in its entirety.
(b)    Execution of New Agreements; Termination of Certain Agreements.
(i)    Passport and the EJMMF shall have executed the New Advisory Agreement to be delivered upon consummation of the EJMMF Adoption, and provided a copy thereof to Federated;
(ii)    Passport and Federated (and, as applicable, Federated’s Affiliate, Federated Administrative Services) shall have executed the New Sub-Advisory Agreement to be delivered upon consummation of the EJMMF Adoption;
(iii)    The other Post-Closing EJMMF-Related Documents shall have been executed to be delivered upon consummation of the EJMMF Adoption;
(iv)    Federated shall have caused Passport (pre-Closing) to terminate with respect to Passport, or amend to remove Passport from, any

Exhibit 10.1

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agreements under which Passport (pre-Closing) receives shared services with Federated or its Affiliates, Federated shall have caused to be terminated with respect to the TFMMF or EJMMF, or amended to remove the TFMMF and EJMMF from, any agreements to which the TFMMF or EJMMF are a party with other funds sponsored or advised by Federated or its Affiliates, and Federated shall have caused any agreement to which the EJMMF is a party and which is being replaced by a Post-Closing EJMMF-Related Document to be terminated with respect to the EJMMF (or such agreement shall terminate in accordance with its terms upon the consummation of the Passport Transfer); and
(v)    Jones Financial and EDJones shall have executed and delivered the Assignment and Substitution Agreement, and Federated shall have executed and delivered the Consent to Assignment and Substitution Agreement, in each case substantially in the form attached hereto as Exhibit K (with such changes as may be mutually agreed upon by the Parties).
(c)    No Liens; Notice under Credit Agreement. Jones’ and Buyer’s obligations to consummate the Passport Transfer shall be subject to the conditions that: (i) any lien or other encumbrance on Federated’s general partnership interest in Passport shall have been released (other than liens for taxes not yet due, warehouseman’s liens, landlord liens and other customary liens and encumbrances arising by operation of law); and (ii) any necessary notices to lenders under any credit agreement to which Federated (or its ultimate parent company) are parties, or are subject, shall have been provided and remain in effect.
(d)    Receipt of Consents. Federated’s and Passport’s (pre-Closing) obligations to consummate the Passport Transfer shall be subject to the condition that all notices, consents and approvals of the Board of Directors/Trustees of Jones or Buyer required for the Passport Transfer and EJMMF Adoption shall have been provided or obtained and remain in effect, as applicable. Jones’ and Buyer’s obligations to consummate the Passport Transfer shall be subject to the condition that all notices, consents and approvals of the Board of Directors/Trustees of Federated or, as applicable, its ultimate parent company, or Passport (pre-Closing) required for the Passport Transfer and EJMMF Adoption shall have been provided or obtained and remain in effect, as applicable.
(e)    Contribution. The Pre-Existing Required Contribution (or, if the TFMMF is liquidated, rather than reorganized, the investment) contemplated by Section 3.5(b)(iii) shall have been paid and the additional actions (if any) agreed to between Passport (pre-Closing), Federated, Jones and the EJMMF Board (pre-Closing) as contemplated in this Agreement shall have been taken.
(f)    Post-Transition TFMMF Reorganization/Liquidation. The Post-Transition TFMMF Reorganization/Liquidation shall have been consummated.

Exhibit 10.1

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(g)    Net Asset Value. The EJMMF shall have been, and shall be, in compliance with the NAV Stability Condition both prior to, and immediately after, the Passport Transfer being consummated.
(h)    Distribution. The Pre-Closing Distribution required to be made prior to the Closing shall have been made.
(i)    Board Approvals. The EJMFF Board Approval Items shall have been approved by the EJMFF Board and such approvals shall remain in effect.
(j)    Proxy. The EJMMF Proxy shall have been prepared, reviewed, filed, declared effective, printed and mailed (as applicable) to shareholders of EJMMF and the EJMFF Shareholder Approval Items shall have been approved by such shareholders at the EJMMF Shareholder Meeting and such approvals shall remain in effect.
8.4    Conditions Precedent for the EJMMF Adoption. In addition to satisfaction of the applicable conditions set forth in Section 8.1 above, the Parties’ obligations to consummate the EJMMF Adoption shall be subject to, unless waived by such Party in writing on or prior to the Closing Date, the Passport Transfer having been consummated immediately prior to the EJMMF Adoption and the conditions to the Passport Transfer set forth in Section 8.3 above remaining satisfied.
9.    Liability and Indemnification.
Nothing in this Section has any application to or effect on: (1) the expense arrangements described Section 3.5 above; or (2) the Liabilities or indemnification obligations under the New Advisory Agreement or the New Sub-Advisory Agreement.
9.1    Liability.
(a)    Non-Assumption of Liabilities. All Liabilities of Passport that exist at or prior to Closing that have not been discharged shall remain Liabilities of Passport after Closing. Federated and its Affiliates shall not expressly assume any Liabilities of Passport in connection with the Transactions.
(b)    Pre-Closing Liabilities. Except as expressly set forth in this Agreement, none of the Transactions shall affect the respective Liabilities of the Parties, or their respective Affiliates, or of the TFMMF or EJMMF, arising from acts taken, or omissions made, or periods of time, at or prior to Closing (collectively, as applicable, the “Pre-Closing Liabilities”); provided, however:
(i)    All known Pre-Closing Liabilities for which Passport (pre-Closing) is responsible, including any relating to the TFMMF or EJMMF (pre-Closing), shall be borne by Federated and Jones in accordance with their Respective Ownership Interests, but only to the extent Passport (pre-Closing) does not have

Exhibit 10.1

Execution Copy

sufficient assets to satisfy such Pre-Closing Liabilities (it being understood that payment by Passport of such Pre-Closing Liabilities will reduce Passport’s profit/income available for distribution by Passport to Federated and Jones in accordance with their Respective Ownership Interests and that, therefore, Federated and Jones shall indirectly bear such fees, costs and expenses);
(ii)    Federated’s and its Indemnified Parties’ responsibility and Liability from and after Closing for all Pre-Closing Liabilities for which Federated or Passport (pre-Closing), or any other Indemnified Party of Federated, may be responsible or liable (including any such Pre-Closing Liabilities relating to the TFMMF or EJMMF (pre-Closing), or any such Pre-Closing Liabilities for which Federated could be responsible/liable as general partner of Passport (pre-Closing) but for the Passport Transfer), shall be based on Federated’s Respective Ownership Interest and limited to the Federated Indemnification Cap; and
(iii)    Jones’, Buyer’s and their respective Indemnified Parties’ responsibility and Liability from and after Closing for all Pre-Closing Liabilities for which Jones or Passport (post-Closing), or any other respective Indemnified Party of Jones or Passport, may be responsible or liable (including any such Pre-Closing Liabilities relating to TFMMF or EJMMF (pre-Closing)) shall be based on Jones’ Respective Ownership Interest and limited to the Jones Indemnification Cap, except that (for the avoidance of doubt) the Jones Indemnification Cap shall not apply to (A) any Pre-Closing Liability of or relating to Passport for which Federated and its Indemnified Parties are not responsible or liable because of the Federated Indemnification Cap or the other limitations under this Agreement (including Section 9.3 below), or (b) any Non-Definitive Agreement Post-Closing Liabilities of Passport (post-Closing), or of Jones or Buyer as partners of Passport (post-Closing), or of any of their respective Indemnified Parties.
(c)    Post-Closing Liabilities. Notwithstanding Section 9.1(b), with respect to any Liability of Passport (post-Closing), or of Jones or Buyer (including as partners of Passport (post-Closing)), or in either case relating to the EJMMF (post-Closing) (collectively, as applicable, the “Post-Closing Liabilities”), Passport (post-Closing), Jones and Buyer shall be responsible for such Post-Closing Liabilities, as may be agreed between them. For the avoidance of doubt, and without limiting the foregoing, Post-Closing Liabilities include Liabilities arising from acts taken, or omissions made, or periods of time, from and after the Closing. Neither Federated, nor any of its Indemnified Parties, shall assume or be liable for any Post-Closing Liabilities of Jones, Buyer or Passport (post-Closing), or any of their Indemnified Parties, pursuant to this Agreement or any Ancillary Closing Document.
9.2    Indemnification.
(d)    Jones and Buyer (jointly and severally), Federated, and Passport shall indemnify, defend and hold harmless each other Party, and its Affiliates and Affiliated Persons, and their respective shareholders, controlling persons, trustees, directors, managers, officers, employees, agents, service providers and representatives, and their respective successors and assigns,

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(collectively, as applicable, “Indemnified Parties”) for any and all actual Losses that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to (i) such Party’s material breach of any covenant or obligation in, or material inaccuracy of any representation or warranty in, this Agreement or any Ancillary Closing Document; (ii) any Pre-Closing Liabilities of such Party (or of the TFMMF or EJMMF arising from the acts or omissions of such Party); and (iii) any untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, relating to such Party and its Affiliates and contained in any registration statement, information statement/prospectus on Form N-14, proxy statement on Schedule 14A, or negative consent (including any attachments), or any post-effective or other amendment or supplement thereto, or any other documents or materials, in each case filed with the SEC in connection with obtaining shareholder approval or sent to shareholders of the TFMMF or EJMMF in connection with the consummation of the Transactions; provided, however, that such indemnification under clause (iii) shall relate only to information regarding such Party and its Affiliates included in any of the foregoing or to any omission to state a material fact required to be stated or necessary to make any of such statements not misleading. With respect to Passport’s (pre-Closing) obligations under this Section 9.2(a) relating to acts or omissions by Passport at or prior to Closing, Federated and Jones shall be responsible for such obligations of Passport in accordance with their Respective Ownership Interests (subject to the other provisions of this Section 9).
(e)    Jones, Passport (post-Closing) and Buyer, jointly and severally, shall indemnify, defend and hold harmless Federated and its Indemnified Parties for any and all actual Losses that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to any Post-Closing Liabilities of any of them (or of the TFMMF or EJMMF arising from the acts or omissions of any of them).
(f)    In the case of any claim asserted by a third party against a Person entitled to indemnification under this Agreement, notice shall be given by such indemnified Person to the Party required to provide indemnification promptly after such indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and the indemnified Person shall permit the indemnifying Party (at the expense of such indemnifying Party) to assume the defense of any claim or any Proceeding resulting therefrom, provided, that (i) counsel for the indemnifying Party who shall conduct the defense of such claim or Proceeding shall be reasonably satisfactory to the indemnified Person, and the indemnified Person may participate in such defense at such indemnified Person’s expense, and (ii) the failure of any indemnified Person to give notice as provided herein shall not relieve the indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the indemnifying Party and such indemnifying Party is materially prejudiced as a result of such failure to give notice.  Except with the prior written consent of the indemnified Person, no indemnifying Party, in the defense of any such claim or Proceeding, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the indemnified Person or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified Person of a release from all Liability with respect to such claim or Proceeding.  In the event that the indemnified Person shall in good faith determine that the conduct of the defense of any claim or Proceeding subject to indemnification hereunder or any proposed settlement of any

Exhibit 10.1

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such claim or Proceeding by the indemnifying Party would reasonably be expected to affect adversely the indemnified Person’s Tax Liability or, in the case of an indemnified Person that is a Federated Indemnified Party, the ability of Federated or any of its Affiliates to conduct its business, or that the indemnified Person may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the indemnifying Party in respect of such claim or any Proceeding relating thereto, the indemnified Person shall have the right at all times to take over and assume control over the defense, settlement, negotiations or Proceeding relating to any such claim or Proceeding at the sole cost of the indemnifying Party, provided, that if the indemnified Person does so take over and assume control, the indemnified Person shall not settle such claim or Proceeding without the written consent of the indemnifying Party, such consent not to be unreasonably withheld or delayed.  In the event that the indemnifying Party does not accept the defense of any matter as above provided, the indemnified Person shall have the full right to defend against any such claim or Proceeding, and shall be entitled to settle or agree to pay in full such claim or Proceeding.  In any event, subject to entering into a mutually acceptable joint defense agreement, the Parties shall cooperate in the defense of any claim or Proceeding subject to this Section 9.2(c) and make available to the others their respective applicable books and records in connection with such defense.
(g)    If an indemnified Person recovers any amount under this Section 9 in respect of Losses, the indemnifying Party shall be subrogated, to the extent of this recovery, to the indemnified Person’s rights against any third party with respect to such Losses.
9.3    Limitations. Notwithstanding Sections 9.1 and 9.2 above, the Liability and indemnification obligations of the Parties shall be subject to the following limits, which, for the avoidance of doubt, shall not affect any Liability or indemnification obligations under the New Advisory Agreement or New Sub-Advisory Agreement):
(a)    Limitations as to Amount:
(vi)    The aggregate Liability of (i) Federated, Passport (pre-Closing), and their respective Affiliates, and (ii) other Federated-related Indemnified Parties, for (1) any Pre-Closing Liabilities, or (2) any Losses or indemnification obligation, shall not exceed $2 million in the aggregate (“Federated Indemnification Cap”).
(vii)    The aggregate Liability of Jones, Buyer and their respective Affiliates, and other Jones- and Buyer-related Indemnified Parties, for (1) any Pre-Closing Liabilities, or (2) any Losses or indemnification obligation, shall not exceed $2 million in the aggregate (“Jones Indemnification Cap”), except for amounts not subject to the Jones Indemnification Cap pursuant to Section 12.1(b)(iii).
(b)    Survival. The representations and warranties and covenants made in this Agreement, or in any Ancillary Closing Document, shall survive Closing for, and any claims arising out of, resulting from, or relating thereto must be brought within, two (2) years after Closing; provided, that, with respect to the covenants in Section 2.4(a) (second paragraph) and Section 4

Exhibit 10.1

Execution Copy

hereof that require performance beyond two (2) years after the Closing, such covenants shall survive for, and claims for equitable relief may be brought with respect to breaches of such covenants within, five (5) years after Closing.
(c)    Deductible (not a threshold). No claims by Federated or Passport (pre-Closing), on the one hand, or Jones, Passport (post-Closing) or Buyer, on the other hand, shall be asserted under this Section 9 unless and until the aggregate amount of Losses asserted by Federated and Passport (pre-Closing), on the one hand, or Jones, Passport (post-Closing) and Buyer, on the other hand, that would otherwise be payable hereunder exceeds on a cumulative basis an amount equal to $50,000 (the “Indemnification Deductible”), and then only to the extent such Losses exceed the Indemnification Deductible.
(d)    Limitation on Consequential Damages. No Party shall have any Liability to any other Party for any consequential, incidental, indirect, punitive, exemplary or special damages of any nature (“Consequential Damages”); provided, however, that the foregoing shall not preclude any claim for or recovery of any Liability or other Losses incurred or suffered by any Party (or any other Indemnified Party of such Party) in a third-party claim that includes claims for Consequential Damages.
(e)    No “Double Materiality”. For the sole purpose of determining Liability or other Losses under the indemnification obligations under this Agreement (but not for determining whether or not any inaccuracy or breach of representations, warranties or covenants has occurred), any representation, warranty or covenant that contains a “materiality” qualifier shall not be deemed qualified by any such “materiality” qualifier so as to avoid “double materiality.”
(f)    Jones’ and Buyers’ Knowledge. Neither Jones, Buyer nor Passport (post-Closing) shall have any claim for breach of representations, warranties or covenants, nor shall Federated or Passport (pre-Closing) have any Liability for any Pre-Closing Liabilities, or other Liability, Losses or other indemnification obligations, arising out of, resulting from or relating to any fact, event or circumstance of which Jones or Buyer had actual knowledge prior to the execution and delivery of this Agreement, including as a result of any due diligence conducted by Jones and Buyer or any matters disclosed on any disclosure schedules to this Agreement.
(g)    Exclusive Remedy. Except for any equitable remedies, indemnification under this Section 9 of this Agreement shall constitute the sole and exclusive remedy for any claims made for any Pre-Closing Liabilities, or other Liabilities or Losses, in connection with, and including breach of, this Agreement or any Ancillary Closing Document or the Transactions. Each Party hereby waives any provision of applicable law, rule or regulation to the extent that it would limit or restrict the foregoing.
10.    Miscellaneous Provisions.
10.1    Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or delivered when delivered by hand (including by Federal Express or similar express courier) or three (3) calendar days after being

Exhibit 10.1

Execution Copy

mailed by prepaid registered or certified mail, return receipt requested, to the Parties at the following addresses:
If to Jones, Buyer or Passport (post-Closing), to:
Edward D. Jones & Co., L.P.
                12555 Manchester Road
                St. Louis, MO 63131
                Attention: General Counsel
with copies to:
Morgan, Lewis & Bockius, LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Timothy W. Levin, Esq.

If to Federated or Passport (pre-Closing), to:
Federated Investment Management Company
c/o Federated Investors, Inc.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Attention: Chief Financial Officer
     and Chuck Davis

with copies to:
Federated Investors, Inc.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Attention: George F. Magera, Esq.
and
K&L Gates LLP
        70 West Madison Street, Suite 3100

Exhibit 10.1

Execution Copy

        Chicago, IL 60602-4207
        Attention: D. Mark McMillan
Any Party may change the addresses specified above by notice to the other Party in accordance with this Section. Notices shall be effective when actually received.
10.2    Entire Agreement. Except as specifically stated in this Section 10.2, this Agreement, including any Exhibits and Schedules hereto and the Ancillary Closing Documents, constitute the entire agreement and contain all understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations made by or of the Parties, represent the exclusive statement of all agreements, understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations of the Parties, and supersede all prior agreements, understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations (written or oral, expressed or implied) of, made by or among the Parties, with respect to the Transactions. For the avoidance of doubt, and without limiting the foregoing, EXCEPT AS SET FORTH IN THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES HERETO OR THE ANCILLARY CLOSING DOCUMENTS, NO PAST OR FUTURE ACTION (INCLUDING ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS), COURSE OF CONDUCT OR DEALING, OR FAILURE TO ACT RELATING TO THE PERFORMANCE OF THIS AGREEMENT OR ANY ANCILLARY CLOSING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE DISCUSSION OR NEGOTIATION OF THE TERMS OF THIS AGREEMENT OR ANY ANCILLARY CLOSING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, SHALL GIVE RISE TO OR SERVE AS A BASIS FOR ANY DUTY, OBLIGATION OR OTHER LIABILITY ON THE PART OF ANY PARTY.
10.3    Amendment; Waiver. Neither this Agreement nor any Ancillary Closing Document may be amended, modified, supplemented or restated except pursuant to an instrument in writing executed and delivered on behalf of each of the Parties hereto, which instrument, when so executed and delivered, shall thereupon become a part of this Agreement or any such Ancillary Closing Document. Any agreement on the part of the Parties to waive any term or provision of this Agreement or any Ancillary Closing Document shall be valid only if set forth in an instrument in writing signed on behalf of the Party or Parties against whom the waiver is to be effective. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Agreement or any Ancillary Closing Document.
10.4    Severability. Any term or provision of this Agreement or any Ancillary Closing Document which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or any such Ancillary Closing Document or affecting the validity or enforceability of any of the terms or provisions of this Agreement or any such Ancillary Closing Document in any other jurisdiction so long as the economic or legal substance of the Transactions contemplated by this Agreement and the Ancillary Closing Documents are not affected in any manner materially adverse to any Party. If any provision of this Agreement or any Ancillary Closing Document is so broad as to be unenforceable, the provision

Exhibit 10.1

Execution Copy

shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement or any such Ancillary Closing Document so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions contemplated hereby and thereby be consummated as originally contemplated to the greatest extent possible.
10.5    Binding Effect. This Agreement and the terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties hereto and each of their respective permitted successors and permitted assigns.
10.6    Assignment. No Party shall delegate its obligations under this Agreement or any Ancillary Closing Document without the prior written consent of all Parties. No Party shall assign or otherwise transfer its rights under this Agreement or any Ancillary Closing Document (whether by operation of law or otherwise) without the prior written consent of the other Parties, which shall not be unreasonably withheld. Any purported assignment, transfer or delegation other than as permitted by the express terms of this Agreement shall be void and unenforceable.
10.7    Representation By Counsel; Interpretation. Each Party hereto acknowledges that such Party has been represented by counsel in connection with this Agreement, the Ancillary Closing Documents and the Transactions. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The section headings in this Agreement and any Ancillary Closing Document are inserted for convenience only and are not intended to affect the interpretation of this Agreement or any Ancillary Closing Document. Any reference in this Agreement or any Ancillary Closing Document to any Section refers to the corresponding Section of this Agreement or such Ancillary Closing Document. Any reference in this Agreement or any Ancillary Closing Document to any Schedule or Exhibit refers to the corresponding Schedule or Exhibit attached to this Agreement or such Ancillary Closing Document and all such Schedules and Exhibits are incorporated herein or therein by reference. The words “include” and “including” in this Agreement or any Ancillary Closing Document are to be construed as being followed by “without limitation.” Unless the context requires otherwise, any reference to any applicable law, rule or regulation in this Agreement or any Ancillary Closing Document shall be deemed also to refer to all amendments thereto, in each case as in effect as of the date hereof or as of the Closing Date (as applicable). All accounting terms not specifically defined in this Agreement or any Ancillary Closing Document shall be construed in accordance with GAAP. The word “or” in this Agreement or any Ancillary Closing Document is disjunctive but not necessarily exclusive (and should be construed, accordingly, as “and/or”). All words in this Agreement or any Ancillary Closing Document shall be construed to be of such gender or number, as the circumstances require. Unless specifically provided otherwise in this Agreement or any Ancillary Closing Document, any reference to “days” shall mean calendar days.

Exhibit 10.1

Execution Copy

10.8    Applicable Law; Venue. THIS AGREEMENT, AND EACH ANCILLARY CLOSING DOCUMENT, SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (NEW YORK COUNTY). NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY CLOSING DOCUMENT, AGREES THAT ALL CLAIMS UNDER ANY THEORY OF LIABILITY IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY CLOSING DOCUMENT IN ANY OTHER COURT. EACH PARTY WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 10.1. NOTHING IN THIS SECTION 10.8, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, RULE OR REGULATION. EACH PARTY AGREES THAT A FINAL, NON‑APPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW, RULE OR REGULATION.
10.9    Multiple Counterparts. This Agreement and any Ancillary Closing Document may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. Once each Party to this Agreement or any Ancillary Closing Document has executed a copy of this Agreement or such Ancillary Closing Document (whether in original, by facsimile or .pdf signature or electronic signature), this Agreement or such Ancillary Closing Document shall be considered fully executed and effective, notwithstanding that all Parties have not executed the same copy.
10.10    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY ANCILLARY CLOSING DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, ANY ANCILLARY CLOSING DOCUMENT OR ANY OF THE TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

Exhibit 10.1

Execution Copy

THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION, IF NOT DETERMINED BY THE COURT PURSUANT TO JUDICIAL PROCEDURE OR SETTLED BY THE PARTIES PRIOR TO TRIAL, SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN EXECUTED COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.11    Further Assurances. Each Party shall cooperate and take such actions as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the Ancillary Closing Documents and to consummate the Transactions.
10.12    Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement, any Ancillary Closing Document or any other instrument, agreement or document, on any Person other than the Parties to this Agreement and their respective legal representatives and permitted successors and permitted assigns, nor shall any provision give any third party any right or subrogation or action over or against any Party to this Agreement.
10.13    Announcements; Publicity. Each Party (and its Affiliates) shall not make any public announcements or disclosure prior to the Closing relating to this Agreement, the Ancillary Closing Documents, any Post-Closing EJMMF-Related Document, or any Transaction until after such Party has submitted, reasonably in advance, the text of such announcement or disclosure to the other Parties and each other Party has had a reasonable opportunity to comment thereon and has consented to the release of such public announcement or disclosure (which consent may not be unreasonably withheld or delayed); provided, however, that any Party may make such disclosures as are required by applicable law, rule or regulation after making reasonable efforts under the circumstances to consult in advance with the other Parties. To avoid unnecessary delays, the Parties shall agree upon a schedule for, and the content of, public disclosures regarding the Transactions.
10.11    [Signature Page Follows]
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
FEDERATED INVESTMENT MANAGEMENT COMPANY
By:    /s/ John B. Fisher
Title:    President and Chief Executive Officer

PASSPORT RESEARCH LTD.
By:    /s/ John B. Fisher

Exhibit 10.1

Execution Copy

Title:    President and Chief Executive Officer

PASSPORT HOLDINGS LLC
By:    /s/ James A. Tricarico, Jr.

Title:    Secretary

EDWARD D. JONES & CO., L.P.
By:    EDJ Holding Co., Inc.
    Its General Partner
By:    /s/ James A. Tricarico, Jr.

Title:    Secretary

THE JONES FINANCIAL COMPANIES, L.L.L.P.
By:    /s/ James A. Tricarico, Jr.

Title:    Secretary

[Signature Page to Agreement]